UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Education Management Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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210 Sixth Avenue, 33rd Floor

Pittsburgh, Pennsylvania 15222

October 7, 2013

To our Shareholders:

We are pleased to invite you to attend our Annual Meeting of Shareholders on November 8, 2013, at 10:00 a.m. Eastern Daylight Time, at The Grand Hyatt Atlanta, 3300 Peachtree Road NE, Atlanta, Georgia 30305.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you plan to attend in person, you can ensure that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by Internet or by signing, dating and returning your proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Sincerely,

Todd S. Nelson
Chairman of the Board of Directors

Edward H. West
President and Chief Executive Officer

210 Sixth Avenue, 33rd Floor

Pittsburgh, Pennsylvania 15222

(412) 562-0900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 8, 2013

October 7, 2013

The 2013 Annual Meeting of Shareholders of Education Management Corporation (the “Company”) will be held at The Grand Hyatt Atlanta, 3300 Peachtree Road NE, Atlanta, Georgia 30305, on November 8, 2013, at 10:00 a.m. Eastern Daylight Time, for the following purposes:

1. To elect as directors the nominees named in the attached Proxy Statement to hold office for a term of one year;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014;

3. To approve amendments to the 2012 Omnibus Long-Term Incentive Plan; and

4. To transact any other business that may properly come before the meeting.

The Board of Directors recommends a vote FOR Items 1, 2, and 3. Shareholders of record at the close of business on September 13, 2013, will be entitled to vote at the meeting.

By order of the Board of Directors,

J. Devitt Kramer
Senior Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 8, 2013

The Proxy Statement relating to our 2013 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 are available at https://materials.proxyvote.com/28140M.

On June 1, 2006, EDMC was acquired by a consortium of private investors through a merger of an acquisition company into EDMC, with EDMC surviving the merger. We sometimes refer to that transaction in this Proxy Statement as the “Transaction.” Our principal shareholders are private equity funds affiliated with Providence Equity Partners, Goldman Sachs Capital Partners and Leeds Equity Partners, which we refer to in this Proxy Statement collectively as the “Sponsors.” As used in this Proxy Statement, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “EDMC” and similar references refer collectively to Education Management Corporation and its subsidiaries. References to our fiscal year refer to the 12-month period ended June 30 of the year referenced.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

November 8, 2013

VOTING RIGHTS, PROXIES AND SOLICITATION

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders to be held on November 8, 2013. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about October 7, 2013.

General

We are furnishing this Proxy Statement to shareholders of Education Management Corporation, a Pennsylvania corporation (“EDMC” or the “Company”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2013 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement thereof. The Annual Meeting is scheduled to be held on Friday, November 8, 2013, at 10:00 a.m. Eastern Daylight Time, at The Grand Hyatt Atlanta, 3300 Peachtree Road NE, Atlanta, Georgia 30305, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Board has fixed the close of business on September 13, 2013 (the “Record Date”) as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on the Record Date, there were 124,785,725 shares of our common stock, par value $0.01 per share, outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Shareholders do not have cumulative voting rights.

Quorum

Holders of a majority of the outstanding shares of our common stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. Proxies marked as abstaining and proxies returned by brokers as “non-votes” because they have not received voting instructions from the beneficial owners of the shares each will be treated as shares present for purposes of determining the presence of a quorum.

Voting

Shareholders of record (that is, shareholders who hold their shares in their own name) can vote in any one of three ways:

(1) Via the Internet: Go to the Web site listed on your proxy card to vote via the Internet. You will need to follow the instructions on your proxy card and the Web site. If you vote via the Internet, you may incur telephone and Internet access charges.

(2) By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

(3) In Person: Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot.

If you vote via the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet, do not return your proxy card.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet voting also will be offered to shareholders owning shares through most banks and brokers.

If you vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the manner you indicate. If you do not specify voting instructions, then the proxy will be voted in accordance with recommendations of the Board, as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion.

If you come to the Annual Meeting to cast your vote in person and you are holding your shares in street name, you will need to bring a legal proxy obtained from your broker, bank or nominee which will authorize you to vote your shares in person.

Your vote is important. We encourage you to sign and date your proxy card and return it in the enclosed postage-paid envelope, or vote over the Internet, so that your shares may be represented and voted at the Annual Meeting.

Changing Your Vote

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. The contact information for the Company’s Secretary is stated on page 63 under “Communications with Directors.” If you voted via the Internet you may also change your vote with a timely and valid later Internet vote or by voting by ballot at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by ballot at the meeting.

Effect of Not Casting Your Vote

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and amendments to the 2012 Omnibus Long-Term Incentive Plan (Items 1 and 3 of this Proxy Statement, respectively). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors or certain other matters, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors and amendments to the 2012 Omnibus Long-Term Incentive Plan, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Votes Required

Election of Directors. Directors are elected by a plurality of the votes cast. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors, or shares held by a broker for which voting instructions have not been given, will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Since directors are elected by a plurality of the votes cast, abstentions and broker non-votes will have no effect on the election of directors.

You may vote either “FOR” or “WITHHOLD” with respect to each nominee for the Board.

Ratification of Independent Registered Public Accounting Firm. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending June 30, 2014 will require the affirmative vote of a majority of the votes cast by all shareholders entitled to vote. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on any of these proposals. If the selection of Ernst & Young LLP is not ratified by our shareholders, the Audit Committee will reconsider its recommendation.

Approval of Amendments to 2012 Omnibus Long-Term Incentive Plan. Under the 2012 Omnibus Long-Term Incentive Plan and NASDAQ listing rules, approval of amendments to the 2012 Omnibus Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Other Items. Under our Amended and Restated Bylaws (the “Bylaws”) and the NASDAQ Stock Market (“NASDAQ”) listing rules, approval of any other proposal to be voted upon at the Annual Meeting would require the affirmative vote of a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to any proposal and broker non-votes will not be counted as a vote cast “FOR” or “AGAINST” any proposal.

Electronic Access to Proxy Materials and Annual Report

This Proxy Statement and the Company’s 2013 Annual Report are available on the Company’s Web site at www.edmc.edu on the “Investor Relations” page as well at https://materials.proxyvote.com/28140M. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report by mail, shareholders can elect to receive an e-mail message that will provide a link to those documents on the Internet. By opting to access your proxy materials via the Internet, you will:

•	gain faster access to your proxy materials;

•	save the Company the cost of producing and mailing documents to you;

•	reduce the amount of mail you receive; and

•	help preserve environmental resources.

To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Once you make this election, it will remain in effect until you inform us otherwise in writing.

Reduce Duplicate Mailings

The Company is required to provide an Annual Report to all shareholders who receive this Proxy Statement. If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue duplicate mailings of future Annual Reports (commonly referred to as “householding”). To do so, mark the designated box on each proxy card for which you wish to discontinue receiving an Annual Report. If you are voting via the Internet, you can either follow the prompts when you vote or give the Company instructions to discontinue duplicate mailings of future Annual Reports. If you participate in householding and wish to receive a separate copy of future Annual Reports, you may contact the Company’s Secretary. The contact information for the Company’s Secretary is stated on page 63 under “Communications with Directors.” Street name shareholders who wish to discontinue receiving duplicate mailings of future Annual Reports should review the information provided in the proxy materials mailed to them by their bank or broker.

Proxy Solicitation

EDMC will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional materials furnished by our Board to our shareholders. Proxies may be solicited without additional compensation by directors, officers and employees of EDMC and its subsidiaries.

Copies of solicitation material will be furnished to brokerage firms, banks and other nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. If asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by our directors, officers or other regular employees.

Advance Notice of Shareholder Proposals and Other Items of Business

To be included in the Proxy Statement and proxy card for the 2014 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company at its principal office on or before June 9, 2014. Proposals and other items of business should be directed to the attention of the Secretary at the principal office of the Company at 210 Sixth Avenue, 33rd Floor, Pittsburgh, PA 15222.

ITEM 1 — ELECTION OF DIRECTORS

Since November 2, 2012, EDMC’s Board has consisted of eleven members. As of the date of this Proxy Statement, there is one vacancy on the Board due to the resignation of Mick J. Beekhuizen, who became Executive Vice President and Chief Financial Officer of the Company on April 15, 2013. Mr. Nelson has determined not to stand for reelection, and Messrs. Johnson and Lyles are nominated to serve as new members of the Board.

Each director is elected to serve for a one-year term and until his or her successor is duly elected and qualified. Each of the eleven nominees listed below has consented to act as a director of EDMC if elected. If, however, a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

In connection with our initial public offering, certain of our shareholders, including investment funds associated with Providence Equity Partners, Goldman Sachs Capital Partners and Leeds Equity Partners who led the acquisition of the Company in June 2006, entered into a shareholders agreement, which we refer to as our “Shareholders Agreement.” The parties to the Shareholders Agreement have agreed to vote their shares to elect two members to our Board of Directors designated by each of certain private equity funds affiliated with Providence Equity Partners and certain private equity funds affiliated with Goldman Sachs Capital Partners, and one member of our Board of Directors designated by certain private equity funds affiliated with Leeds Equity Partners. The respective rights of Providence Equity Partners and Goldman Sachs Capital Partners to appoint directors will be reduced to the right to designate one director if such Sponsor’s beneficial stock ownership drops below 10% of the outstanding shares of our common stock, and the right of each Sponsor to designate directors will be eliminated if that Sponsor’s beneficial stock ownership drops below 2% of the outstanding shares of our common stock. As of the Record Date, the parties to the Shareholders Agreement who agreed to vote for designees of the Sponsors collectively beneficially owned 93.2% of our outstanding common stock. Upon Mr. Beekhuizen’s departure from the Board, certain private equity funds affiliated with Goldman Sachs Capital Partners (collectively, the “GSCP Parties”) have the right to fill the resulting vacancy on the Board pursuant to the terms of the Shareholders Agreement. Adrian M. Jones is a designee of the GSCP Parties on the Board under the terms of the Shareholders Agreement.

Director Nominees

Information about each director nominee is set forth below, including the nominee’s principal occupation and business experience, other directorships, age as of August 31, 2013, and tenure on the Company’s Board.

Name and Age	Director Since	Business Experience, Other Directorships and Qualifications
Edward H. West 47	October 2012	Edward H. West became our Chief Executive Officer in August 2012. Mr. West previously served as our President and Chief Financial Officer from December 2008 to August 2012 and as Executive Vice President and Chief Financial Officer from the consummation of the Transaction in June 2006 until December 2008. Mr. West is the former Chairman and Chief Executive Officer of ICG Commerce, a position he held from 2002 until 2006. Prior to joining ICG Commerce, Mr. West served as President and Chief Operating Officer from 2001 to 2002 and Chief Financial Officer from 2000 to 2001 of Internet Capital Group, Inc. Prior to joining Internet Capital Group, Inc., Mr. West worked for Delta Air Lines, Inc. from 1994 to 2000, last serving as Executive Vice President and Chief Financial Officer. Mr. West brings to the Board his extensive expertise in financial matters and in-depth knowledge and understanding of the Company’s operations.

Name and Age	Director Since	Business Experience, Other Directorships and Qualifications
Samuel C. Cowley 53	October 2009	Samuel C. Cowley has served as General Counsel, Vice President, Business Development and Secretary of Prestige Brands Holdings, Inc., a seller of over-the-counter healthcare products, since February 2012. Prior to joining Prestige Brands, Mr. Cowley worked as a corporate attorney and investor. From May 2008 to February 2011, Mr. Cowley served as Executive Vice President, Business Development, General Counsel and Secretary of Matrixx Initiatives, Inc. Mr. Cowley was a director of Matrixx Initiatives from July 2005 to February 2011. Prior to joining Matrixx Initiatives, Mr. Cowley served as Executive Vice President and General Counsel for Swift Transportation Co., Inc. and was a member of Swift Transportation’s board of directors from March 2005 to May 2007. Mr. Cowley previously was a partner with the law firm of Snell & Wilmer L.L.P. Mr. Cowley’s career as an attorney in private practice as well as a senior executive and director of companies provides the Board with a valuable mix of legal expertise and operational management skills.

William R. Johnson 64		William R. Johnson served as Chief Executive Officer of H. J. Heinz Company from 1998-2013 and as Chairman, President and Chief Executive Officer of Heinz from 2000 to 2013. He also serves as a director of Emerson Electric Company and United Parcel Service, Inc. Mr. Johnson joined Heinz in 1982 and held a number of leadership positions, including President and Chief Operating Officer, Senior Vice President, General Manager—New Businesses, and Vice President—Marketing for Ketchup, Foodservice, and Sauces. During his tenure, Mr. Johnson also managed diverse international businesses in the Asia/Pacific region, including Australia, New Zealand, China, Thailand, and South Korea. In 2006, he received the inaugural Global Visionary Award from Helen Keller International for Heinz’s micronutrient campaign, which is designed to combat iron deficiency anemia. He also received the Marco Polo Award, considered to be the highest honor bestowed by the Chinese government on foreign business leaders, for Heinz’s support of the development of the Chinese food industry. Mr. Johnson brings to the Board a unique and well-developed understanding of methods to drive shareholder value. He contributes to the Board his strategic vision for growth, business strategy and strategic planning skills, global business skills, marketing acumen, and a consumer focus. In addition, Mr. Johnson’s experience on other publicly-traded company boards and exposure to different industries provide the Board with insights regarding governance, finance, compensation, and other key matters.

Adrian M. Jones 49	June 2006	Adrian M. Jones joined Goldman, Sachs & Co. in 1994 and has been a Managing Director within the Principal Investment Area of its Merchant Banking Division since 2002, where he co-heads the American Equity business and is also a member of the Corporate Investment Committee of the Merchant Banking Division of Goldman, Sachs & Co. He serves on the board of directors of Dollar General Corporation, a publicly traded discount retailer, and is a director of Biomet, Inc., HealthMarkets, Inc., Michael Foods Inc. and CTI Foods Holding Co LLC. Mr. Jones, who is a designee of Goldman Sachs Capital Partners, provides the Board with a broad background addressing capital structure issues as both a private investor and as a director of publicly traded and privately-held companies.

Name and Age	Director Since	Business Experience, Other Directorships and Qualifications
Jeffrey T. Leeds 57	March 2007	Jeffrey T. Leeds is the co-founder of Leeds Equity Partners, LLC, a leading New York-based private equity firm focusing on the education, information services, and training industries. Prior to co-founding Leeds Equity Partners, Mr. Leeds spent seven years specializing in mergers and acquisitions and corporate finance at Lazard Freres & Co. Prior to joining Lazard Freres & Co., Mr. Leeds served as a law clerk to the Hon. William J. Brennan, Jr. of the Supreme Court of the United States. Mr. Leeds also worked in the corporate department of the law firm of Cravath, Swaine & Moore in New York. Mr. Leeds currently serves as a director of BarBri, Inc., Instituto de Banca y Comercio, Evanta Ventures, Knowledge Factor, INTO Univerity Partnerships, SeatonCorp, and RealPage, Inc., a publicly traded provider of on-demand software solutions for the rental housing industry. Mr. Leeds also serves as a member of the Board of Directors of the Association of Private Sector Colleges and Universities. He has previously served as a director of Argosy University, Datamark, Inc., Miller Heiman, and Ross University, among others. Mr. Leeds graduated summa cum laude from Yale University with a B.A. degree in History and attended Oxford University as a Marshall Scholar. Mr. Leeds earned his J.D., magna cum laude, from Harvard Law School. Mr. Leeds, who is a designee of Leeds Equity Partners, brings to the Board his vast experience in the education and related industries as well as his strong legal, financial and business acumen.

Lester L. Lyles 66		Lester L. Lyles is a retired General of the United States Air Force. He served as Commander, Air Force Materiel Command from 2000 to 2003, and as Vice Chief of Staff of the Air Force from 1999 to 2000. Gen. Lyles has been the Chairman of the Board of United States Automobile Association since November 2012, having previously been Vice Chairman from November 2008 to November 2012. He currently serves as a director of General Dynamics Corporation, KBR, Inc., and Precision Castparts Corp. He also served as a director of DPL, Inc., and MTC Technologies, Inc., each a former public company, within the past five years. During his tenure with the U.S. Air Force, Gen. Lyles managed significant operating budgets and addressed complex operational issues. Gen. Lyles has served on the Defense Science Board in the Pentagon since 2009 and on the President’s Intelligence Advisory Board in the White House from 2009 to 2013. He has received many awards and decorations including the Defense Distinguished Service Medal, the Distinguished Service Medal, the Defense Superior Service Medal, and the Legion of Merit with oak leaf cluster. He was named Astronautics Engineer of the Year by the National Space Club in 1990, and received the Roy Wilkins Renown Service Award for outstanding contributions to military equal opportunity policies and programs from the NAACP in 1994. Gen. Lyles received his B.S. in mechanical engineering from Howard University and both his M.S. in mechanical and nuclear engineering and an Honorary Doctorate of Laws degree from New Mexico State University, which named him Black Engineer of the Year in 2003. Through his deep military experience and service as a director of publicly-traded companies, Gen. Lyles is qualified to provide critical strategic and business advice and has thorough understanding of market, regulatory, and other challenges that face public companies, and brings to the Board a commitment to diversity and educational support for military personnel and veterans.

Name and Age	Director Since	Business Experience, Other Directorships and Qualifications
John R. McKernan, Jr. 65	June 1999	John R. McKernan, Jr. is currently President of the U.S. Chamber of Commerce Foundation, having served as Chairman of our Board of Directors from December 2008 to August 2012. Previously, he served as Executive Chairman from February 2007 to December 2008, as our Chief Executive Officer from September 2003 to February 2007, as our President from March 2003 to September 2003, and as Vice Chairman from the time that he joined the Company in June 1999 until March 2003. Mr. McKernan is also a director of BorgWarner Inc., a publicly traded producer of engineered components and vehicle powertrain system applications, and Houghton Mifflin Harcourt, a privately-held global learning company, and served as Governor of the State of Maine from 1987 to 1995. Mr. McKernan brings to the Board his extensive knowledge of the Company’s business, structure, history and culture along with his understanding of the legislative process based on his experience in government.

Leo F. Mullin 70	June 2006	Leo F. Mullin retired as Chief Executive Officer of Delta Air Lines, Inc. in December 2003 and Chairman in April 2004, after having served as its Chief Executive Officer since 1997 and Chairman since 1999. Mr. Mullin currently serves in a consultative capacity as a Senior Advisor, on a part-time basis, to Goldman Sachs Capital Partners. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from 1995 to 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company’s President and Chief Operating Officer from 1993 to 1995, and as Chairman and Chief Executive Officer of American National Bank, a subsidiary of First Chicago Corporation, from 1991 to 1993. Mr. Mullin serves as a director of Johnson & Johnson, a publicly traded manufacturer of pharmaceutical and healthcare products, and ACE Limited, a publicly traded provider of insurance and reinsurance services. Mr. Mullin’s experience as Chairman and CEO of one of the nation’s largest airlines and his long and distinguished career in the banking industry make him a skilled advisor on operational and financial matters.

Brian A. Napack 51	November 2012	Brian A. Napack is a senior advisor of Providence Equity Partners LLC. Prior to joining Providence in 2012, Mr. Napack served as President of Macmillan, the global publisher, in the U.S. from 2006 to 2011. Prior to his role at Macmillan, Mr. Napack was a partner at L.E.K. Consulting, a global management consulting firm, serving as co-head of its Media and Entertainment practices and leading its Publishing and Education practices. Mr. Napack also founded and served as CEO of ThinkBox, an educational software company focused on the early childhood market. Previously, he worked for The Walt Disney Company where he founded Disney Educational Publishing and was a co-founder of Disney Interactive. He has also held senior roles at Simon & Schuster, the publishing company, and at A.T. Kearney, a leading management consulting company. Mr. Napack currently serves on the board of Blackboard Inc., Ascend Learning, and Zero-to-Three, a national advocacy organization dedicated to improving the lives of infants and toddlers. Mr. Napack brings to the Board his broad-based management experience and knowledge of the education and related industries.

Name and Age	Director Since	Business Experience, Other Directorships and Qualifications
Paul J. Salem 49	June 2006	Paul J. Salem is a Senior Managing Director and a co-founder of Providence Equity Partners. Prior to joining Providence Equity Partners in 1992, Mr. Salem worked for Morgan Stanley & Co. in corporate finance and mergers and acquisitions. Prior to that time, Mr. Salem spent four years with Prudential Investment Corporation, an affiliate of Prudential Insurance, where his responsibilities included leveraged buyout transactions and helping to establish Prudential’s European investment office. Mr. Salem is also a director of N.E.W. Asurion Corp., a provider of technology protection services, Wize Commerce, Inc., a provider of online comparison shopping, and Gruppo TorreSur, a provider of infrastructure sharing services to the telecommunications industry, and previously served as a director of PanAmSat Holding Corporation. Mr. Salem, who is a designee of Providence Equity Partners, provides the Board of Directors with a broad-based background in analyzing business operations, models, strategic plans and financial statements.

Peter O. Wilde 45	June 2006	Peter O. Wilde is a Managing Director of Providence Equity Partners. Prior to joining Providence Equity Partners in 2002, Mr. Wilde was a General Partner at BCI Partners, where he began his career in private equity investing in 1992. Mr. Wilde is also a director of N.E.W. Asurion Corp., a provider of technology protection services, Ascend Learning, which owns Assessment Technologies Institute and Jones & Bartlett Publishers, Edline Holdings LLC, Study Group Pty Limited, Blackboard Inc., and Galileo Global Education. Mr. Wilde previously served as a director of IkaSystems Corporation, Medical Media Holdings LLC, Pluris, Inc., Survey Sampling International LLC, Vendome Associates, Virtual Radiologic Corporation, Colorado Cinema Group LLC, Archipelago Learning, Inc., Decision Resources, Inc., and Kerasotes Theatres, Inc. Mr. Wilde, who is a designee of Providence Equity Partners, brings to the Board of Directors his extensive understanding of private equity and financial matters and experience as an investor in and director of several other companies in the education industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Involvement in Certain Legal Proceedings

Leo F. Mullin, a director, served as Chief Executive Officer of Delta Air Lines, Inc. from 1997 through December 2003 and as Chairman of Delta Air Lines, Inc. from 1999 through April 2004. Delta Air Lines, Inc. filed a petition under federal bankruptcy laws in September 2005.

CORPORATE GOVERNANCE

Board Structure

Our Board of Directors currently consists of ten persons and one vacant position resulting from the appointment of Mr. Beekhuizen as Executive Vice President and Chief Financial Officer of the Company and his resignation from the Board in April 2013. The Board has determined that Samuel C. Cowley, Leo F. Mullin and Brian A. Napack are independent in accordance with the listing standards for companies with securities listed on NASDAQ.

Parties to the Shareholders Agreement collectively own more than 50% of the total voting power of our common stock, and we utilize certain “controlled company” exemptions under NASDAQ’s corporate governance listing standards that free us from the obligation to comply with certain NASDAQ corporate governance requirements, including the requirements:

•	that a majority of our Board of Directors consists of independent directors;

•

that the compensation of executive officers be determined, or recommended to our Board of Directors for determination, either by (a) a majority of the independent directors or (b) a compensation committee comprised solely of independent directors; and

•

that director nominees be selected, or recommended for our Board of Directors’ selection, either by (a) a majority of the independent directors or (b) a nominations committee comprised solely of independent directors.

These exemptions do not modify the independence requirements for our Audit Committee, and our Audit Committee is composed solely of independent directors.

Meetings of the Board

In fiscal 2013, our Board met eight times. In addition to meetings of the Board, directors attended meetings of individual Board committees. In fiscal 2013, all of the directors attended at least 87.5% of the Board meetings and meetings of Board committees of which they were a member during the periods for which they served, with the exception of Mr. Wilde, who attended 69% of the applicable meetings, and Mr. Wright, who attended 80% of applicable meetings but did not stand for reelection in November 2012. In addition to Board and committee meetings, it is the Company’s policy that directors are expected to attend the Annual Meeting.

Non-management members of the Board meet in executive sessions on a regular basis. Neither the Chairman of the Board of Directors, nor the Chief Executive Officer or any other member of management attends such meetings of non-management directors. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, see “Communications with Directors” below.

Board Committees

The principal standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each such committee operates under a written charter, current copies of which are available on the Company’s website at www.edmc.edu under the heading “Corporate Governance” on the “Investor Relations” page of the website. Copies of the charters are also available in print to shareholders upon request, addressed to the Company’s Secretary at 210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222.

The table below provides fiscal 2013 membership and meeting information for our principal Board committees.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Todd S. Nelson
Mick J. Beekhuizen(1)
Samuel C. Cowley	Member
Adrian M. Jones		Chair	Member
Jeffrey T. Leeds		Member	Member
John R. McKernan, Jr.
Leo F. Mullin	Chair		Member
Brian A. Napack	Member
Paul J. Salem			Chair
Peter O. Wilde		Member
Edward H. West
Joseph R. Wright(2)	Member
Meetings in Fiscal 2013	9	5	1

(1)	Mr. Beekhuizen served on the Board of Directors from October 2009 to April 2013, when he resigned and was appointed Executive Vice President and Chief Financial Officer of the Company effective April 15, 2013.
(2)	Mr. Wright did not stand for reelection at the 2012 annual meeting.

Audit Committee and Audit Committee Financial Expert. Our Audit Committee assists our Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm. Additionally, the Audit Committee:

•

reviews the audit plans and findings of our independent registered public accounting firm and our internal audit staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

•	reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and

•

appoints annually our independent registered public accounting firm, evaluates its independence and performance and sets clear hiring policies for employees or former employees of our independent registered public accounting firm.

Our Audit Committee is composed solely of independent directors. Our Board of Directors has determined that Leo F. Mullin, the chairman of the Audit Committee, qualifies as an “audit committee financial expert.”

Compensation Committee. Our Compensation Committee oversees our compensation and benefits policies; oversees and sets the compensation and benefits arrangements of our Chief Executive Officer and certain other executive officers; provides a general review of, and makes recommendations to our Board of Directors and/or to the Company’s shareholders with respect to our equity-based compensation plans; reviews and makes recommendations with respect to all of our equity-based compensation plans that are not otherwise subject to the approval of our shareholders; implements, administers, operates and interprets all equity-based and similar compensation plans to the extent provided under the terms of such plans, including the power to amend such plans; and reviews and approves awards of shares or options to officers and employees pursuant to our equity-based plans.

Nominating and Corporate Governance Committee. The principal duties of the Nominating and Corporate Governance Committee are to recommend to the Board of Directors proposed nominees for election to the Board of Directors by the shareholders at annual meetings and to develop and make recommendations to the Board of Directors regarding corporate governance matters and practices.

Director Qualifications and Diversity

The Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee or by a shareholder. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our shareholders. The Nominating and Corporate Governance Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having Board members with diverse backgrounds and experience. Characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. We believe all of our directors possess these characteristics.

In evaluating the suitability of director candidates, the Nominating and Corporate Governance Committee takes into account many factors, including a general understanding of business strategy, marketing, finance, executive compensation and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of our business and industry; educational and professional background; personal accomplishment; whether a candidate meets the definition of independent director as specified in NASDAQ’s listing standards; and race, age, gender and ethnic diversity. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best continue the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent director to determine whether the director should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s history of meeting attendance, tenure, and preparation for and participation at Board and Board committee meetings.

Director Nomination Process

The Nominating and Corporate Governance Committee will consider director candidates properly submitted by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate, including those traits, abilities and experience identified above. Any submission of a proposed candidate for consideration by the Nominating and Corporate Governance Committee should include the name of the proposing shareholder and evidence of such person’s ownership of EDMC stock, and the name of the proposed candidate, his or her resume or a listing of his or her qualifications to be a director of the Company, and the proposed candidate’s signed consent to be named as a director if recommended by the Nominating and Corporate Governance Committee. Such information will be considered by the chairperson of the Nominating and Corporate Governance Committee, who will present the information on the proposed candidate to the entire Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee identifies new potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons, meeting the criteria described above, who would be good candidates for service on the Board. The Nominating and Corporate Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chairperson or another member of the Nominating and Corporate Governance Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the candidate’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Corporate Governance Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Board of Directors Leadership Structure

The Board annually elects one of its own members as the Chairman of the Board. Mr. Nelson currently serves as Chairman of our Board, having succeeded Mr. McKernan in August 2012. The Board has no fixed policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interest of the Company and our shareholders at any given time. We believe our current board leadership structure is appropriate because of the prior experience of Mr. Nelson as our Chief Executive. The Board believes that Mr. Nelson can serve effectively as a liaison between the Board and management by having served the Company in both capacities. Mr. Nelson has determined not to stand for reelection in 2013. If elected to the Board of Directors, Mr. Johnson will be elected Chairman of the Board.

Board of Directors Risk Oversight

The Board takes an active role in risk oversight of our Company both as a full Board and through its committees. Presentations and discussions at Board and committee meetings include an assessment of opportunities and risks inherent in our strategies and external environment.

The entire Board addresses enterprise level risks facing the Company. In connection with the execution of this duty, our Chief Executive Officer reports to the Board of Directors at each Board meeting any enterprise and other material risks facing the Company. In addition, strategic risk, which relates to the Company properly defining and achieving its high-level goals and mission, as well as operating risk, the effective and efficient use of resources and pursuit of opportunities, are regularly monitored and managed by the full Board through the Board’s regular and consistent review of our operating performance and strategic plan. For example, at each of the Board’s regularly scheduled meetings throughout the year, management provides presentations on the Company’s performance. The entire Board of Directors approves our strategic plan and annual operating plan, the results of which are reported on by management at each regular Board meeting.

Reporting risk, which relates to the reliability of our financial reporting, and compliance risk, which relates to our compliance with applicable laws and regulations, is primarily overseen by the Audit Committee. Under its charter, the Audit Committee is responsible for oversight of our major areas of risk exposure, whether operational, financial or otherwise, the adequacy and effectiveness of our accounting and financial reporting and disclosure controls and procedures, and the steps management has taken to monitor and control such exposures and manage legal compliance. It receives a report from management regarding the Company’s annual assessment of risks related to corporate processes, information technology processes, and schools, as well as the adequacy and effectiveness of internal control systems. In keeping with best practices, the Company separated the legal and compliance and risk functions, with the compliance and risk function now reporting directly to the Audit Committee of the Board of Directors. In May 2013, the Company hired a Chief Compliance Officer who reports to the Audit Committee on compliance and risk matters. The Chief Compliance Officer and the head of the

Company’s internal audit function, which also reports to the Audit Committee and the Chief Compliance Officer, meets with the Audit Committee on a quarterly basis to discuss any potential compliance, risk, or control issues. In addition, the internal audit department performs an annual risk assessment regarding corporate processes, information technology processes, and schools in connection with creating its audit plan and shares the results of this risk assessment with the Audit Committee. In 2013, the Chief Compliance Officer performed a corporate risk assessment and intends to update the assessment every 18 months. Identified risks are prioritized based on the potential exposure to the business, measured as a function of severity of impact and likelihood of occurrence. Our internal audit department performs integrated audits designed to test business functions along with financial reporting and internal controls. Results of internal audits are discussed with the Audit Committee on a quarterly basis.

While the Board oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is a highly effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Risk in Compensation Programs

Our management, under the oversight of the Compensation Committee and with assistance from human resources and legal personnel, undertook a review of our compensation programs in fiscal 2012 to determine whether the risks arising from our compensation programs were reasonably likely to have a material adverse effect on the Company. This risk assessment process included a review of the design and operation of our compensation programs, identification and evaluation of situations or compensation elements that may raise material risks, and an evaluation of other controls and processes designed to identify and manage risk. Based on this review, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In 2013 we made no substantive changes to our compensation programs.

Business Ethics Policy and Code of Conduct

The Board has adopted a Business Ethics Policy and Code of Conduct that applies to every employee of the Company, including our Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, and the Board as appropriate. A current copy of the Business Ethics Policy and Code of Conduct is posted on the Company’s website at www.edmc.edu under the heading “Corporate Governance” on the “Investor Relations” page of our website. Copies of the Business Ethics Policy and Code of Conduct are also available in print to shareholders upon request, addressed to EDMC’s Secretary at 210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222. The Company intends to post any amendments to the Business Ethics Policy and Code of Conduct on its website.

ITEM 2 — RATIFICATION OF SELECTION OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 30, 2014, and has directed that management submit the selection of Ernst & Young LLP as our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from our shareholders and will be given an opportunity to make a statement if he or she desires to do so.

Shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to shareholders for ratification as a matter of good corporate governance. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of EDMC and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee reports to and acts on behalf of the Board of Directors of the Company by providing oversight of the accounting and financial reporting processes of the Company, including the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, review of the qualifications, independence and performance of the Company’s independent registered public accounting firm, and oversight of the Company’s internal audit function. In its role of overseeing the Company’s compliance with legal and regulatory requirements, the Committee primarily meets with management on a regular basis and receives and evaluates reports of current activity. The Company’s management is responsible for preparing the Company’s financial statements and systems of internal control, while the Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

In performing its duties, the Audit Committee meets at least quarterly and holds discussions with management and the internal auditors and independent registered public accounting firm, including private sessions with the internal auditors and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended June 30, 2013 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by the applicable Auditing Standards as periodically amended, including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent registered public accounting firm have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures and letter. Additionally, the Audit Committee considered the non-audit services provided by the independent registered public accounting firm and the fees and costs billed and expected to be billed by the independent auditors for those services. All of the non-audit services provided by the independent registered public accounting firm since the completion of the Company’s initial public offering in October 2009, and the fees and costs incurred in connection with those services, have been pre-approved by the Audit Committee in accordance with the Audit Committee Pre-Approval Policy and Procedure adopted by the Committee. When approving the retention of the independent registered public accounting firm for non-audit services, the Audit Committee considered whether the retention of the independent registered public accounting firm to provide those services is compatible with maintaining auditor independence.

In reliance on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee believes that the non-audit services provided by the independent registered public accounting firm are compatible with, and did not impair, auditor independence.

The Audit Committee also has discussed with the Company’s internal auditors and independent registered public accounting firm, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors on August 27, 2013, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board of Directors has approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2014 and recommended to the Company’s shareholders that they ratify such appointment.

Respectfully Submitted by the Members of the Audit Committee,

Samuel C. Cowley

Leo F. Mullin, Chair

Brian A. Napack

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Audit Committee Report shall not be incorporated by reference in any such filings or deemed “soliciting material” or to be “filed” with the SEC.

Audit, Audit-Related, Tax and All Other Fees

The following table shows the fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of our interim financial statements for fiscal 2013 and 2012, and fees for other services rendered by Ernst & Young LLP during fiscal 2013 and 2012.

	2013	2012
Audit Fees(1)	$2,211,000	$1,775,000
Audit-Related Fees	—	—
Tax Fees(2)	0	14,895
All Other Fees	1,995	1,995

Total	$2,212,995	$1,791,890

(1)	Audit Fees consist of the audit of the consolidated financial statements and quarterly reviews, regulatory audits and assistance with comment letters and comfort letter procedures.
(2)	Tax Fees consist of technical assistance with the accounting for uncertain tax positions and tax planning services.

Pre-Approval of Audit and Non-Audit Services

Pursuant to the Audit Committee’s Pre-Approval Policy and Procedure, the Audit Committee is required to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. Under the Policy, in May of each year the Audit Committee is asked to pre-approve the engagement of the independent registered public accounting firm, and the projected fees, for audit services, audit-related services and tax services for the following fiscal year. Audit services include financial audits performed for financial statements filed with the U.S. Department of Education along with the audit work and other procedures performed on our system of internal controls over financial reporting. Audit-related services include services that are reasonably related to the review of our financial statements, such as consultations on accounting issues and due diligence procedures. Tax services include tax compliance, tax planning and tax advice. The term of any pre-approval applies to the Company’s fiscal year and does not depend on when the work is completed.

The fee amounts pre-approved by the Audit Committee are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year. Additional pre-approval is required if the actual fees for any service are projected to exceed the pre-approved amount before we may commit to additional services.

If we want to engage our independent registered public accounting firm for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the projected fees. Additional pre-approval is required before any fees can exceed those fees approved for any such specifically-approved services. The Chairman of the Audit Committee is authorized to approve on behalf of the Audit Committee additional services to be rendered by our independent registered public accounting firm up to a specific threshold where approval is required between meetings. The Chairman of the Audit Committee reports to the Committee any additional services he approved on behalf of the Committee at the Committee’s next regularly scheduled meeting.

In fiscal 2013, there were no fees paid to Ernst & Young LLP under a de minimis exception to the rules that waives pre-approval for certain non-audit services.

ITEM 3 — APPROVAL OF AMENDMENTS TO 2012

OMNIBUS LONG-TERM INCENTIVE PLAN

In 2012, the Board of Directors and our shareholders approved the Education Management Corporation Omnibus Long-Term Incentive Plan (the “2012 Plan”). The 2012 Plan was adopted in connection with a one-time stock option exchange program that the Company completed in September 2012. Under the 2012 Plan, the Company may grant stock options, stock appreciation rights (“SARs”), restricted stock, and restrict stock units (“RSUs”). The 2012 Plan also authorized the Compensation Committee of the Board to condition the exercise or receipt of any of the previously described awards on the attainment of objective performance goals.

The Board recently approved amendment of the 2012 Plan by adopting, upon recommendation from the Committee, the Education Management Corporation Amended 2012 Omnibus Long-Term Incentive Plan (the “Amended 2012 Plan”). The primary purposes of amending the 2012 Plan are to (1) formally authorize the grant of cash and stock-bond awards that generally have a performance period of one year and (2) increase the number of shares of common stock authorized for issuance by four million. Authorizing the grant of annual incentive awards that may be payable in cash or stock and that may be subject to the same types of performance goals as the other awards under the 2012 Plan helps the annual incentive award qualify as a “performance-based” compensation requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m) of the Code”). It also reduced administrative costs by providing only one plan to administer instead of separate plans for annual awards. The increase in the number of authorized shares is necessary to accommodate the grant of the annual incentive awards.

The Amended 2012 Plan’s effective date is September 27, 2013, subject to the approval of shareholders at the 2013 annual meeting. If shareholder approval is not obtained, the 2012 Plan will be in effect. The basic features of the Amended 2012 Plan are described in the following discussion. This discussion is qualified in its entirety by reference to the Amended 2012 Plan document, which is attached to this proxy statement as Appendix A.

Administration

The Amended 2012 Plan will be administered by the Committee, or such other committee as the Board shall appoint from time to time. The Committee also generally may designate a subcommittee of its members to serve as the Committee. The Committee also shall satisfy applicable requirements of any exchange on which the common stock of the Company is listed. For purposes of awards to covered employees that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall consist of two or more directors all of whom are intended to satisfy the requirements for an “outside director” under Section 162(m) of the Code. The Committee has the discretion to interpret the Amended 2012 Plan and any award or other agreement employed by the Company in the administration of the Amended 2012 Plan. Subject to the provisions of the Amended 2012 Plan, the Committee has the power to:

•	Designate grantees of awards;

•	Determine the type or types of awards to be made to grantees;

•	Determine the number of shares of stock to be subject to an award;

•

Establish the terms and conditions of each award (including, but not limited to, the exercise price of any option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to vesting, exercise, transfer, or forfeiture of an award or the shares of stock subject thereto, and any terms or conditions that may be necessary to qualify the options as incentive stock options);

•	Prescribe the form of each award agreement; and

•

Amend, modify, or supplement the terms of any outstanding award including the authority, in order to effectuate the purposes of the Amended 2012 Plan, to modify awards to foreign national or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

Notwithstanding the foregoing, the Board of Directors shall perform the functions of the Committee for purposes of granting awards to non-employee directors.

Shares Subject to the Amended 2012 Plan

If approved by shareholders, an aggregate of 20,900,000 shares of common stock is reserved for issuance and available for awards under the Amended 2012 Plan plus the number of shares subject to outstanding awards granted under either the Company’s 2006 Stock Plan or the Company’s Omnibus Long-Term Incentive Plan that expire or terminate for any reason (subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of the Company).

The following shares related to awards will be available for issuance again under the Amended 2012 Plan:

•	Shares related to awards paid in cash; and

•	Shares related to awards that expire, are forfeited, are cancelled, or terminate for any other reason without the delivery of the shares.

No grantee may receive in any 36-month period awards that are intended to constitute performance-based compensation under Section 162(m) of the Code that exceed the following limitations:

•	No more than 20,900,000 shares of stock subject to stock options or stock appreciation rights;

•	No more than 12,540,000 shares of stock subject to restricted stock or restricted stock units; and

•	No more than 10,450,000 shares of stock subject to other stock-based awards.

In addition, the maximum amount of any performance award intended to qualify as performance-based compensation under Section 162(m) of the Code for any 12-month period shall not exceed $5,000,000. The maximum amount of any annual incentive award also shall not exceed $5,000,000.

Forfeiture of Awards

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company may recover all or a portion of any award made to any grantee with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered shall be the amount, as determined by the Committee, by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law.

Eligibility

The Committee may grant awards to any of employee, officer, non-employee director, consultant, or advisor of the Company or an affiliate, except that incentive stock options may be granted only to employees. It is presently contemplated that approximately 236 people will be eligible to receive awards. Such number would likely increase with any acquisitions the Company engages in or as the Company expands its current business.

Types of Awards

Awards under the Amended 2012 Plan may include nonqualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, annual incentive awards, other stock based awards, and performance awards.

Stock Options. The Committee may grant to a grantee incentive stock options, options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee. Incentive stock option grants shall be made in accordance with Section 422 of the Code.

The exercise price for stock options will be determined by the Committee in its discretion, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our capital stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted.

Stock options must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all our classes of stock on the date of grant, the exercise period may not exceed five years.

At the Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of common stock held by the grantee for at least six months (or such other shares of common stock as the Committee may permit), a combination of cash and shares of common stock or in any other form of consideration acceptable to the Committee (including one or more “cashless” exercise forms). The Committee also may permit payment in any other form that is consistent with applicable laws, regulations and rules, including but not limited to the Company’s withholding of shares of stock otherwise due to the exercising grantee.

Stock Appreciation Rights. SARs may be granted by the Committee to a grantee either separate from or in tandem with non-qualified stock options or incentive stock options. SARs may be granted at the time of the stock option grant or, with respect to non-qualified stock options, at any time prior to the exercise of the stock option.

A SAR entitles the grantee to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price of a SAR is determined by the Committee, but may not be less than the fair market value of one share of common stock on the date of grant. Upon exercise of a SAR, payment will be made in cash or shares of common stock, or a combination thereof, as determined by the Committee.

Restricted Stock and Restricted Stock Units. The Committee may award to a grantee shares of common stock subject to specified restrictions (“restricted stock”). Restricted stock is subject to forfeiture if the grantee does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Committee also may award to a grantee units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the grantee and/or the achievement of performance or other objectives (“restricted stock units”). The terms and conditions of restricted stock and restricted stock unit awards are determined by the Committee.

Annual Incentive Awards. Annual incentive awards entitle the grantee to payment in amounts of cash or stock determined by the Committee based upon the achievement of specified performance targets during a specified performance period, which typically will be the Company’s fiscal year. Each annual incentive award will have its value determined by the Committee.

Other Stock-Based Awards. The Committee may grant other stock-based awards, consisting of units or other awards, valued in whole or in part by reference to common stock of the Company. Other stock-based awards may be granted in addition to or in conjunction with other awards under the Amended 2012 Plan or may be used in settlement of amounts payable in shares of common stock under any other compensation arrangement of the Company.

Performance Awards and Section 162(m) of the Code

Awards under the Amended 2012 Plan may be conditioned upon the attainment of performance goals. Awards may be based on any number and type of performance goals that the Committee determines are desirable. The performance measured may be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as determined by the Committee. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices. In setting performance goals, the Committee may assign payout percentages to various levels of performance that will be applied to reduce or increase the payout connected to the award when performance over a performance period either falls short of or exceeds the performance target.

With respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such performance goals will be based on one or any combination of two or more business criteria listed in Section 13.2.2 of the Amended 2012 Plan. The Committee may provide in any such award that any evaluation of performance may exclude any extraordinary events described in Section 13.2.1 of the Amended 2012 Plan. To the extent such exclusions affect awards to “covered employees” under Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility except as otherwise determined by the Committee in its sole discretion. Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or a combination of the two, as the Committee determines.

Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on these or other performance measures, as determined by the Committee.

Change in Control

Unless otherwise provided in the applicable award agreement, if a liquidation or dissolution of the Company, or a reorganization, merger, or other “Transaction” (as defined in Section 16.1.2 of the Amended 2012 Plan) occurs, the Amended 2012 Plan and the underlying awards issued thereunder generally shall continue in effect in accordance with their terms, except as otherwise provided in the agreement entered into in connection with the Transaction. Notwithstanding the foregoing, if such an agreement does not address those awards, the grantee generally shall receive upon exercise or payment of the award, in respect of each share of the Company’s common stock he or she otherwise would have been entitled to, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a share of the Company’s common stock was entitled to receive in the Transaction. Further, upon a Change in Control, as defined in Section 16.2 of the Amended 2012 Plan, the Committee has the discretion to take action so that all outstanding options, restricted stock and other awards will become fully exercisable and all restrictions on outstanding options and awards will lapse.

Anti-Dilution Protection

In the event of any changes in the Company’s capital structure, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board is empowered to make such equitable adjustments with respect to awards or any provisions of the Amended 2012 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Amended 2012 Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a fiscal year or other performance period.

Amendment and Termination

The Board may at any time amend or terminate the Amended 2012 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Amended 2012 Plan without the consent of the recipient. No awards may be made under the Amended 2012 Plan after the tenth anniversary of its effective date. Certain provisions of the Amended 2012 Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

Federal Income Tax Consequences

The Company has been advised by its counsel that awards made under the Amended 2012 Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

Nonqualified Stock Options. A grantee will have no taxable income, and the Company will not be entitled to any related deduction, at the time nonqualified option is granted under the Amended 2012 Plan. At the time of exercise of such options, the grantee will realize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Upon disposition of the shares, any additional gain or loss realized by the grantee will be taxed as a capital gain or loss.

Incentive Stock Options. A grantee will have no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Amended 2012 Plan. If a grantee disposes of shares acquired from the exercise of an incentive stock option no earlier than (a) two years after the grant of the option and (b) one year after the exercise of the option (both (a) and (b) collectively referred to as the “Holding Periods”), then no taxable income will result upon the exercise of such incentive stock option, and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the Holding Periods, any gain or loss realized by a grantee will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a grantee after the expiration of the Holding Periods.

Except in the event of death, if the grantee disposes of the shares before the end of the Holding Periods (a “Disqualifying Disposition”), such grantee will recognize a gain (taxable at ordinary income tax rates) which equals the lesser of (a) the difference between the fair market value on the exercise date and the option exercise price, or (b) the difference between the sale price of the shares and the option exercise price on the date of sale. The balance, if any, will be taxed as short-term or long-term capital gain, depending upon how long the grantee held the shares. The Company will be entitled to a deduction at the same time and in the same amount as the grantee is deemed to have realized ordinary income. If the grantee pays the option exercise price with shares that were originally acquired pursuant to the exercise of an ISO and the Holding Periods for such shares have not been met, the grantee will be treated as having made a Disqualifying Disposition of such shares, and the tax consequence of such Disqualifying Disposition will be as described above.

For alternative minimum tax purposes, an incentive stock option will be treated as if it were a nonqualified stock option, the tax consequences of which are discussed previously.

Stock Appreciation Rights. There will be no federal income tax consequences to either the grantee or the Company upon the grant of an SAR. The grantee, however, generally must recognize ordinary taxable income upon the exercise or surrender of an SAR in an amount equal to the fair market value (on the date of exercise) of the shares exercised, less the exercise price. Gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be a capital gain or loss.

Restricted Stock. Unless the grantee files an election to be taxed under Section 83(b) of the Code, the grantee will not realize income upon the grant of restricted stock. Instead, the grantee will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions lapse. The amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions lapse. If the grantee files an election to be taxed under Section 83(b) of the Code, the tax consequences to the grantee and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the lapse of the restrictions.

When the grantee disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the grantee realizes ordinary income will be treated as a capital gain or loss.

Restricted Stock Units. A recipient of RSUs will not recognize taxable income upon the award of RSUs, and the Company will not be entitled to a deduction at such time. Upon payment or settlement of a RSU award, the grantee will recognize ordinary income equal to the value of the shares or cash received and the Company will be entitled to a corresponding deduction. Upon disposition of shares received by a grantee in payment of an award, the grantee will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the grantee.

Performance Awards and Annual Incentive Awards. Generally, the grantee will not realize taxable income on the date of grant of a performance award or annual incentive award. Instead, the grantee will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares, or a combination of cash and shares are delivered to the grantee in payment of the award. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares received, if any, on the date of issuance. Upon disposition of shares received by a grantee in payment of an award, the grantee will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the grantee.

Section 162(m) of the Code. Compensation of the Company’s Chief Executive Officer and its three most highly compensated executive officers (not including the Chief Executive Officer and Chief Financial Officer) is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation,” however, will be exempt from Section 162(m) of the Code, thus allowing the Company the full tax deduction otherwise permitted for such awards. If approved by the Company’s stockholders, the Amended 2012 Plan will enable the Committee to grant awards that will be exempt from the deduction limits of Section 162(m) of the Code.

Section 409A of the Code. Section 409A of the Code provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the grantee’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. The Amended 2012 Plan has been designed so that awards should be exempt from coverage under Section 409A of the Code. Certain terms have been defined in a manner so that if awards are subject to Section 409A of the Code, they should comply with Section 409A of the Code.

Effective Date

The Amended 2012 Plan shall be effective retroactive to September 27, 2013, if it is approved by the Company’s shareholders. If not approved by the shareholders, the original 2012 Plan will remain in full force and effect in accordance with its terms.

Vote Required

Approval of the Amended 2012 Plan requires the affirmative vote of the holders of a majority of the shares of common stock voting at the Annual Meeting, assuming the presence of a quorum. If the shareholders do not approve the Amended 2012 Plan, it will not be implemented, but we reserve the right to adopt such other compensation plans and programs as we deems appropriate and in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2013

The following table sets forth information concerning the compensation earned by the non-employee directors for fiscal 2013. Directors who are also employees of the Company do not receive any consideration for their service on the Board. A discussion of the elements of non-employee director compensation follows the table.

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Mick J. Beekhuizen(3)	$49,000	$—	$104,000
Samuel C. Cowley	52,000	55,000	107,000
Adrian M. Jones	52,000	55,000	107,000
Jeffrey T. Leeds	52,000	55,000	107,000
John R. McKernan, Jr.(4)	50,500	55,000	105,500
Leo F. Mullin	60,500	55,000	115,500
Brian A. Napack	49,000	55,000	104,000
Todd S. Nelson(5)	—	—	—
Paul J. Salem	50,500	55,000	105,500
Peter O. Wilde	47,500	55,000	102,500
Joseph R. Wright(6)	1,500	—	1,500

(1)	Represents the amount of cash compensation earned by each non-employee director in fiscal 2013, including an annual retainer which all directors except for Mr. McKernan elected to receive in shares of our common stock.
(2)	Represents the grant date fair value of the annual grant of restricted shares of our common stock made to each non-employee director in fiscal 2013. As of June 30, 2013, all directors other than Mr. Nelson held 16,667 restricted shares of our common stock. The restrictions on the directors’ restricted shares will lapse on November 2, 2013.
(3)	Mr. Beekhuizen served on the Board of Directors from October 2009 to April 2013, when he resigned and was appointed Executive Vice President and Chief Financial Officer of the Company effective April 15, 2013. In connection with his resignation from the Board, Mr. Beekhuizen forfeited his annual grant of restricted shares.
(4)	Mr. McKernan’s employment agreement expired on June 1, 2012, at which point he became a non-employee director.
(5)	Mr. Nelson did not receive compensation as director in fiscal 2013. He became Chairman of the Board of Directors in August 2012 after completion of service as Chief Executive Officer of the Company. See Summary Compensation Table for Mr. Nelson’s compensation received during fiscal 2013 under the terms of his employment agreement.
(6)	Mr. Wright served on the Board of Directors from August 2011 to November 2012, at which point he did not stand for reelection at the 2012 annual meeting.

Pursuant to a compensation plan we adopted effective as of the effectiveness of our initial public offering in October 2009, all non-employee directors receive an annual retainer of $40,000 and a fee of $1,500 for each meeting they attend. The annual retainer is payable at the director’s option either 100% in cash or 100% in shares of our common stock. In addition, our non-employee directors receive an annual restricted share award with a grant date fair market value of $55,000, which vests on the first anniversary of the grant date. The non-management chair of the Audit Committee receives an additional $10,000 fee payable at his or her option either 100% in cash or 100% in shares of our common stock. No separate committee meeting fees are paid.

All directors are reimbursed for reasonable travel and lodging expenses incurred by them in connection with attending board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our equity securities as of September 13, 2013 by each person who is known by us to beneficially own more than five percent of our equity securities, by each of our directors, by each of our Chief Executive Officer, our President and Chief Financial Officer and our three other most highly compensated executive officers, whom we collectively refer to as our named executive officers (the “Named Executive Officers”), and by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Owned	Percentage of Outstanding Shares Owned
Providence Equity Funds(2)	40,906,177	32.8%
GS Limited Partnerships(3)(4)	40,847,599	32.7%
Goldman Sachs EDMC Investors, L.P.(4)	7,157,920	5.7%
GS Private Equity Partners Funds(5)	6,291,174	5.0%
Leeds Equity Partners(6)	9,902,163	7.9%
Mick J. Beekhuizen(4)(5)(7)	—	*
Samuel C. Cowley(7)	43,162	*
Carol A. DiBattiste	—	*
Danny D. Finuf(8)	165,859	*
Adrian M. Jones(4)(5)(7)	48,051,475	38.5%
Randall J. Killeen(9)	35,307	*
Jeffrey T. Leeds(6)(7)	9,946,111	8.0%
John M. Mazzoni(10)	277,147	*
John R. McKernan, Jr.(11)	689,191	*
Leo F. Mullin(7)	95,529	*
Brian A. Napack	28,788	*
Todd S. Nelson(12)	2,264,592	1.8%
Paul J. Salem(2)(7)	40,893,555	32.8%
Edward H. West(13)	1,397,410	1.1%
Peter O. Wilde(2)(7)	40,893,555	32.8%
All executive officers and directors as a group (24 persons)(14)	104,966,892	81.2%

*	Less than 1%.

(1)	The address of each listed shareholder, unless otherwise noted, is c/o Education Management Corporation, 210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222.

(2)

Consists of (i) 32,317,772 shares of common stock held by Providence Equity Partners V L.P. (“PEP V”), whose general partner is Providence Equity GP V L.P., whose general partner is Providence Equity Partners V L.L.C. (“PEP V LLC”); (ii) 5,104,728 shares of common stock held by Providence Equity Partners V-A L.P. (“PEP V-A”), whose general partner is Providence Equity GP V L.P., whose general partner is PEP V LLC; (iii) 2,675,590 shares of common stock held by Providence Equity Partners IV L.P. (“PEP IV”), whose general partner is Providence Equity GP IV L.P., whose general partner is Providence Equity Partners IV L.L.C. (“PEP IV LLC”), (iv) 8,629 shares of common stock held by Providence Equity Operating Partners IV L.P. (“PEOP IV” and collectively with PEP IV, PEP V and PEP V-A, the “Providence Equity Funds”) whose general partner is Providence Equity GP IV L.P., whose general partner is PEP IV LLC, (v) 740,880 shares of common stock owned by PEP EDMC L.L.C., and (vi) 58,578 shares owned by Providence Equity Partners L.L.C. PEP V LLC may be deemed to share beneficial ownership of the shares owned by PEP V and PEP V-A. PEP V LLC disclaims this beneficial ownership. PEP IV LLC may be deemed to share the beneficial ownership of PEP IV and PEOP IV. PEP IV LLC disclaims this beneficial ownership. Mr. Salem is a member of PEP V LLC and PEP IV LLC and may also be deemed to possess indirect beneficial ownership of the securities owned by the Providence Equity Funds, but disclaims such beneficial ownership due to a Nominee Agreement with Providence Equity Partners L.L.C. PEP EDMC L.L.C. may be deemed to share beneficial ownership with PEP V, PEP V-A, PEP IV and PEOP IV. PEP EDMC L.L.C. disclaims this beneficial ownership. Mr. Wilde is a limited partner of Providence Equity GP IV L.P. and Providence Equity Partners GP V L.P. and disclaims beneficial ownership of any securities owned by such limited partnerships due to a Nominee Agreement with Providence Equity Partners L.L.C. The address of Mr. Salem, Mr. Wilde and each of the entities listed in this footnote is c/o Providence Equity Partners Inc., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

(3)	Consists of 21,118,597 shares owned by GS Capital Partners V Fund, L.P., 10,908,983 shares owned by GS Capital Partners V Offshore Fund, L.P., 7,241,855 shares owned by GS Capital Partners V Institutional, L.P., 837,284 shares owned by GS Capital Partners V GmbH & Co. KG, and 740,880 shares owned by GSCP V EDMC Holdings, L.P. (collectively, the “Goldman Sachs Capital Partners Funds”).

(4)	The Goldman Sachs Group, Inc. and certain affiliates, including Goldman, Sachs & Co., may be deemed to directly or indirectly own the 48,005,519 shares of common stock which are collectively owned directly or indirectly by the Goldman Sachs Capital Partners Funds and Goldman Sachs EDMC Investors, L.P., of which affiliates of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. are the general partner, managing limited partner or the managing partner. Goldman, Sachs & Co. is the investment manager for certain of the Goldman Sachs Capital Partner Funds and Goldman Sachs EDMC Investors, L.P. Goldman, Sachs & Co. is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Sachs Capital Partner Funds and Goldman Sachs EDMC Investors, L.P. share voting power and investment power with certain of their respective affiliates. Adrian M. Jones is a managing director of Goldman, Sachs & Co. and Mick J. Beekhuizen was a managing director in the Merchant Banking Division of Goldman Sachs & Co. Each of Mr. Jones, Mr. Beekhuizen, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. disclaims beneficial ownership of the common shares owned directly or indirectly by the Goldman Sachs Capital Partners Funds and Goldman Sachs EDMC Investors, L.P., except to the extent of their pecuniary interest therein, if any. The address of the Goldman Sachs Capital Partner Funds, The Goldman Sachs Group, Inc., Goldman, Sachs & Co., and Mr. Jones is 85 Broad Street, 10th Floor, New York, New York 10004. Mr. Beekhuizen resigned from the Board and from The Goldman Sachs Group to become Chief Executive Officer of the Company in April 2013.

(5)

Consists of 1,914,410 shares owned by GS Private Equity Partners 2000, L.P., 673,853 shares owned by GS Private Equity Partners 2000 Offshore Holdings, L.P., 743,493 shares owned by GS Private Equity Partners 2000 — Direct Investment Fund, L.P., 266,883 shares owned by GS Private Equity Partners 2002, L.P., 1,027,938 shares owned by GS Private Equity Partners 2002 Offshore Holdings, L.P., 231,963 shares owned by GS Private Equity Partners 2002 — Direct Investment Fund, L.P., 118,014 shares owned by GS Private Equity Partners 2002 Employee Fund, L.P., 83,004 shares owned by Goldman Sachs Private Equity Partners 2004, L.P., 539,998 shares owned by Goldman Sachs Private Equity Partners 2004 Offshore Holdings, L.P., 154,772 shares owned by Multi-Strategy Holdings, L.P., 372,983 shares owned by Goldman Sachs Private Equity Partners 2004 — Direct Investment Fund, L.P. and 135,863 shares owned by Goldman Sachs Private Equity Partners 2004 Employee Fund, L.P. (collectively, the “GS Private Equity Partners Funds”). The Goldman Sachs Group, Inc., and certain of its affiliates, including Goldman Sachs Asset Management, L.P., may be deemed to directly or indirectly own the shares of common stock which are owned by the GS Private Equity Partners Funds, of which affiliates of The Goldman Sachs Group, Inc. and Goldman Sachs Asset Management, L.P. are the general partner, managing limited partner or the managing partner. Goldman Sachs Asset Management, L.P. is the investment manager for certain of the GS Private Equity Partners Funds. Goldman Sachs Asset Management, L.P. is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman Sachs Asset Management, L.P. and the GS Private Equity Partners Funds share voting power and investment power with certain of their respective affiliates. Each of The Goldman Sachs Group, Inc. and Goldman Sachs Asset Management, L.P. disclaims beneficial ownership of the common shares owned directly or indirectly by the GS Private Equity

Partners Funds except to the extent of their pecuniary interest therein, if any. The address of Goldman Sachs Asset Management, L.P. and the GS Private Equity Partner Funds is 200 West Street, 28th Floor, New York, New York 10282. Mr. Beekhuizen resigned from the Board and from The Goldman Sachs Group to become Chief Financial Officer of the Company in April 2013.

(6)

Consists of 9,299,234 shares owned by Leeds Equity Partners IV, L.P., 583,679 shares owned by Leeds Equity Partners IV Co-Investment Fund A, L.P., and 19,250 shares owned by Leeds Equity Partners IV Co-Investment Fund B, L.P. (collectively, the “Leeds Equity Partners IV Funds”). The general partner of the Leeds Equity Partners IV Funds is Leeds Equity Associates IV, L.L.C. Jeffrey T. Leeds, a Director of the Company, is the Managing Member of Leeds Equity Associates IV, L.L.C. Mr. Leeds disclaims beneficial ownership of any securities owned by the Leeds Equity Partners IV Funds except to the extent of any pecuniary interest therein. The address of the Leeds Equity Partners IV Funds, Leeds Equity Associates IV, L.L.C. and Mr. Leeds is 350 Park Avenue, 23rd Floor, New York, New York 10022.

(7)	Includes restricted shares, shares of common stock initially issued as restricted stock for which the restrictions have lapsed and, for directors other than Messrs. Salem and Wilde, shares of common stock issued to the director in lieu of a cash retainer, if the director chose to receive his retainer in the form of shares of common stock instead of cash, in each case issued as compensation for serving as a director. Messrs. Salem and Wilde each hold 16,667 restricted shares for the benefit of the Providence Equity Funds and disclaim beneficial ownership of such shares. Mr. Napack holds 16,667 shares of common stock and 12,121 restricted shares for the benefit of The Goldman Sachs Group, Inc. and disclaims beneficial ownership of such shares. Mr. Jones holds 29,289 shares of common stock and 16,667 restricted shares for the benefit of The Goldman Sachs Group, Inc. and disclaims beneficial ownership of such shares. Mr. Beekhuizen resigned from the Board and from The Goldman Sachs Group to become Chief Financial Officer of the Company in April 2013.

(8)	Includes 61,941 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(9)	Mr. Killeen served as Acting Chief Financial Officer from August 15, 2012 through April 15, 2013 and as Vice President and Controller from April 15, 2013 to August 2013, at which time his employment with the Company terminated.

(10)	Includes 61,941 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(11)	Includes 3,812 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(12)	Includes 813,400 shares of common stock held by a limited liability company of which Mr. Nelson is the manager and over which shares Mr. Nelson exercises voting and investment control. The limited liability company is owned by an irrevocable trust that has an independent trustee and is for the benefit of Mr. Nelson’s spouse and children. Also includes 182,729 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above. Effective August 15, 2012, Mr. Nelson became Chairman of the Board of Directors and Mr. West became the Chief Executive Officer of the Company.

(13)	Includes 447,632 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above. Effective August 15, 2012, Mr. Nelson became Chairman of the Board of Directors and Mr. West became the Chief Executive Officer of the Company.

(14)	Includes 1,231,098 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC within specified due dates reports of ownership and reports of changes of ownership of our common stock and our other equity securities. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on reports and written representations furnished to us by these persons, we believe that all of these requirements were satisfied during fiscal 2013.

EXECUTIVE OFFICERS

The names, ages and positions of our executive officers as of August 31, 2013, are as follows:

Name	Age	Position
Edward H. West	47	President and Chief Executive Officer
Mick J. Beekhuizen	37	Executive Vice President and Chief Financial Officer
Guy P. Bell*	49	President of Brown Mackie College system
Jack M. Bowen	54	Senior Vice President and Chief Marketing Officer
Donna A. Bucella*	57	Senior Vice President — Risk and Compliance and Chief Compliance Officer
Carol A. DiBattiste	61	Executive Vice President and Chief Legal, Privacy, Security, and Administrative Officer
Danny D. Finuf	53	Executive Vice President — Education Systems Operations
Anthony J. Guida Jr.	51	Senior Vice President — External Affairs
Randall J. Killeen	51	Vice President, Controller and Acting Chief Financial Officer
John R. Kline	50	Executive Vice Chancellor, Argosy University
J. Devitt Kramer	49	Senior Vice President, General Counsel and Secretary
John M. Mazzoni	50	Senior Vice President — Operations and President, The Art Institutes
Mark S. Miko	40	Senior Vice President and Chief Information Officer
Mark E. Novad	48	Senior Vice President — Human Resources
Charles Restivo*	65	Interim President of The Art Institutes
John T. South, III	66	Senior Vice President, Chancellor, South University
Craig D. Swenson	60	Chancellor, Argosy University
Joan H. Walker	66	Executive Vice President — Corporate and Government Affairs

*	Mr. Bell, Ms. Bucella, and Mr. Restivo became executive officers after August 31, 2013.

Edward H. West became our Chief Executive Officer in August 2012. Mr. West previously served as our President and Chief Financial Officer from December 2008 to August 2012 and as Executive Vice President and Chief Financial Officer from the consummation of the Transaction in June 2006 until December 2008. Mr. West is the former Chairman and Chief Executive Officer of ICG Commerce, a position he held from 2002 until 2006. Prior to joining ICG Commerce, Mr. West served as President and Chief Operating Officer from 2001 to 2002 and Chief Financial Officer from 2000 to 2001 of Internet Capital Group, Inc. Prior to joining Internet Capital Group, Inc., Mr. West was an employee of Delta Air Lines, Inc. from 1994 to 2000 and most recently served as its Executive Vice President and Chief Financial Officer.

Mick J. Beekhuizen has served as the Company’s Chief Financial Officer since April 2013. Prior to becoming Chief Financial Officer, he had served as a Director of the Company since 2009. He had been with Goldman, Sachs & Co. since 2000 and had been a Managing director in the Merchant Banking division since 2010. Prior to joining the Merchant Banking division in New York in 2004, Mr. Beekhuizen worked in the Investment Banking Division at Goldman, Sachs & Co. in Frankfurt, Germany.

Guy P. Bell was named President of Brown Mackie College system of schools in May 2013. From March 2012 to May 2013, Mr. Bell served as Group Vice President for the educational system. Prior to joining the organization, Mr. Bell served as President and Chief Executive Officer of Quest Education in Minneapolis, Minnesota from 2009 to 2012, as Group Vice President at Kaplan Higher Education in Chicago, Illinois from 2007 to 2009, as Executive Vice President of Operations for Heald College in San Francisco, California from 2005 to 2007, Chief Operating Officer of Milan Institute in Visalia, California from 2003 to 2005, and as Vice President of Administration and Operations for Ashamed College & Eton Technical Institute in Seattle, Washington from 2000 to 2003. In addition to his more than 13 years experience in the field of higher education, Mr. Bell served as Director of Operations for Third Place Company in Seattle, Washington.

Jack M. Bowen became our Senior Vice President and Chief Marketing Officer in August 2012. Previously, Mr. Bowen served as a Managing Partner in the Strategy and Road-Map practice of Acxiom Corporation, a consulting and targeted marketing services organization, from 2010 to 2012, and as Chief Marketing Officer for Urban Science Applications from 2005 to 2010. Prior to that, Mr. Bowen served as General Director at General Motors from 1996 to 2005.

Donna A. Bucella was appointed as the Company’s new Senior Vice President, Risk and Compliance, and Chief Compliance Officer in May 2013. From 2010 to 2013, Ms. Bucella served as Assistant Commissioner of U.S. Customs and Border Protection, Office of Intelligence and Investigative Liaison. From 2008 to 2010, she was of counsel for Foley & Lardner LLP. Ms. Bucella worked at Perot Systems Government Services from 2007 to 2008, and Bank of America from 2006 to 2007. In 2003, Ms. Bucella joined the Transportation Security Administration as the first Southeast Area Director and was responsible for the operations of 80 federalized airports. After September 11th, Ms. Bucella was selected by the President and the Director of the Federal Bureau of Investigations to become the first Director of the Terrorist Screening Center which she created from inception and led it to full operational capacity as it exists today, serving in this role from 2003 to 2006. From 1999 to 2001, she was the United States Attorney for the Middle District of Florida, appointed by the President and confirmed by the Senate. Previously, she served as Assistant United States Attorney for the Southern District of Florida, and Director of the Office of Legal Education for the Department of Justice. She has also served in the U.S. Army Reserves and retired at the rank of Colonel.

Carol A. DiBattiste was appointed Executive Vice President, Chief Legal, Privacy, Security, and Administrative Officer of the Company in May 2013. Ms. DiBattiste is responsible for oversight of the Company’s legal affairs, human resources, student financial services compliance, regulatory affairs compliance, and privacy and security functions. She joined the Company in March 2013 as its Chief Legal and Compliance Officer. Previously, Ms. DiBattiste was Executive Vice President, General Counsel and Chief Administrative Officer for Geeknet, Inc., a publicly traded e-commerce business where she also developed enterprise risk management and compliance programs, from 2011 to 2013. Ms. DiBattiste has served in executive privacy, security, compliance and legal roles at Reed Elsevier from 2008 to 2011, and ChoicePoint, Inc. from 2005 to 2008, where she also served as General Counsel and Chief Privacy Officer until ChoicePoint was acquired by Reed Elsevier. Previously, from 2001 to 2003, she was a partner in the international law firm of Holland & Knight LLP where her specialties included government relations, corporate diversity counseling, and civil and criminal litigation. Ms. DiBattiste also served as the Under Secretary of the United States Air Force, Department of Defense, as confirmed by the U.S. Senate, from 1999 to 2001, the Principal Deputy General Counsel for the U.S. Navy from 1993 to 1994, and the Deputy Administrator of the Transportation Security Administration, Department of Homeland Security from 2003 to 2005. In the Department of Justice, Ms. DiBattiste served as a federal prosecutor from 1991 to 1992, the Director of the Department of Justice’s Office of Legal Education from 1992 to 1993, the Director of the Executive Office for United States Attorneys from 1994 to 1997, and later as Deputy United States Attorney for the Southern District of Florida from 1997 to 1999. She served for twenty years in the United States Air Force on active duty in enlisted, officer, and JAG capacities, and retired in 1991.

Danny D. Finuf has served as President of Brown Mackie Colleges since July 2006 and Senior Vice President of Operations since July 2011. From July 2004 to July 2006, he served as Group Vice President for the Company. From September 2003 to July 2004, he served as Regional Vice President of the Central Region. From November 1995 to September 2003, he held the position of Campus President and Regional President for seven Brown Mackie College campuses. Prior to joining American Education Centers, which was acquired by Education Management Corporation in September 2003, from August 1990 to November 1995, Mr. Finuf was the Vice President of Administrative Services for Spartan College of Aeronautics in Tulsa, Oklahoma.

Anthony J. Guida Jr. has served as Senior Vice President — External Affairs since July 2011 after serving as Senior Vice President — Regulatory Affairs and Strategic Development beginning in March 2005. In his current role, Mr. Guida oversees our regulatory affairs and compliance, government and public affairs, and strategic development efforts. He was appointed Senior Vice President — Strategic Development in March 2003 after joining us in January 2002 as Vice President — Strategic Development. Mr. Guida served as the Chief Financial Officer and General Counsel of Pennsylvania Culinary Institute from September 1999 through December 2001 and was an attorney with Buchanan Ingersoll, a law firm based in Pittsburgh, PA, from September 1986 through September 1999, being elected as a shareholder in 1994. Mr. Guida was appointed to the Advisory Committee on Student Financial Assistance by the Speaker of the United States House of Representatives in 2009 to serve a term that expired in September 2012.

Randall J. Killeen served as Vice President and Acting Chief Financial Officer from August 2012 to April 2013. From April 2013 to August 2013, Mr. Killeen served as Vice President and Controller a position he previously held from April 2009 to August 2012. Mr. Killeen served as Vice President — Internal Audit of the Company from July 2008 to April 2009. He joined the Company following a 20 year career with Alcoa Inc., where he most recently served as Finance Director — Global Primary Products Growth from 2005 until July 2008.

John R. Kline has served as Senior Vice President of Operations since July 2011 and as President of EDMC Online Higher Education (“OHE”) since July 2009 after joining us in April 2009 as Senior Vice President of Student Acquisition and Retention. Mr. Kline previously served as the Chief Executive Officer of Nelnet Enrollment Solutions, a division of Nelnet, Inc., a publicly traded provider of loans and services to post-secondary students, from October 2007 to April 2009. Mr. Kline also served in a number of positions for Apollo Group, Inc., a for-profit, publicly traded provider of post-secondary education, from 1996 to 2007, including Chief Administrative Officer from February 2006 to October 2007 and Senior Vice President of Operations and Finance for Apollo’s University of Phoenix Online from August 2002 to February 2006.

J. Devitt Kramer was appointed Senior Vice President, General Counsel and Secretary in July 2006 after serving as Vice President, Senior Counsel and Assistant Secretary from May 2004 through June 2005 and Vice President, Corporate Compliance from July 2005 to June 2006. Prior to joining us, Mr. Kramer served as the Senior Vice President, General Counsel and Secretary of Printcafe Software, Inc. from January 2000 through February 2004, was an attorney with Benesch, Friedlander, Coplan & Aronoff in Cleveland, Ohio from 1994 through 1999 and an accountant with Ernst & Young LLP from 1986 through 1992.

John M. Mazzoni served as the President of The Art Institutes from October 2005 and as Senior Vice President of Operations from July 2011 through July 2013, at which time the Company and Mr. Mazzoni agreed to terminate his employment. From March 2005 to October 2005, he served as our Senior Vice President of Group Operations. From August 2004 to March 2005, Mr. Mazzoni served as Group Vice President for EDMC, and from July 2001 through August 2004, he served as Group Vice President for The Art Institutes. He held several senior management level positions in the areas of Operations, Finance and Information Systems from August 1987 through July 2001.

Mark S. Miko has been our Senior Vice President and Chief Information Officer since July 2012. From November 2011 to July 2012, Mr. Miko served as Senior Vice President and IT Business Management Director for the PNC Financial Services Group and from April 2005 to November 2011, Mr. Miko was the chief information officer for the Armstrong Group of Companies, a privately-held conglomerate comprised of cable, telephone, security, home technology, real estate and food services companies. Prior to joining Armstrong, Mr. Miko was a senior manager with Deloitte Consulting from 1995 to 2005.

Mark E. Novad has been our Senior Vice President — Human Resources since December 2011. Mr. Novad joined EDMC in 2008 when he became the Vice President of Human Resources for our corporate office in Pittsburgh. His role expanded to include oversight of the Human Resources function at OHE. Prior to joining EDMC, Mr. Novad was the Corporate Director of Human Resources at II-VI Incorporated, a publicly traded high-tech developer and manufacturer.

Charles Restivo was appointed as the Company’s Interim President of The Art Institutes on June 24, 2013. Mr. Restivo most recently served as Group Vice President for The Art Institutes from 2005 to 2013, with responsibility for as many as 16 Art Institutes in the Central region of the country. In 2003, Mr. Restivo was appointed Regional Vice President providing operational oversight for EDMC colleges and universities in Illinois and Indiana including multiple locations of The Art Institutes, Argosy University, and Brown Mackie College. Mr. Restivo joined EDMC as President of The Illinois Institute of Art — Chicago in 2001.

John T. South, III, joined us in July 2003 when we acquired South University, which was owned by Mr. South. Mr. South has served as Chancellor of South University since October 2001 and has served on the Board of Trustees of Argosy University since February 2006, serving as Chairman from February 2006 until April 2010. Prior to our acquisition of South University, Mr. South was shareholder and CEO of various affiliated private colleges and had been Chief Executive Officer of South University since 1975. Mr. South also served as President of South University prior to being appointed Chancellor in October 2001. Mr. South currently is on the advisory board of Sun Trust Bank of Savannah.

Craig D. Swenson was named Chancellor of Argosy University in September 2007. Prior to assuming that role, Dr. Swenson was the Provost and Vice President of Academic Affairs at Western Governors University in Salt Lake City, UT from April 2006 to September 2007 and previously served for seven years as Provost and Senior VP for Academic Affairs for the University of Phoenix system where he was also Senior Regional Vice President and a Vice President and Campus Director. Dr. Swenson started his professional career in marketing, public relations and advertising and, prior to becoming a full-time academician, was Vice President and Marketing Director for First Interstate Bank. Dr. Swenson was elected to the board of the Council of Higher Education Accreditation in July 2009. He also serves as a member of the CHEA International Quality Group Advisory Board. Dr. Swenson is a member of the U.S. Army Education Committee and recently completed service as a member of the U.S. Secretary of Education’s National Advisory Council on Institutional Quality and Integrity.

Joan H. Walker was appointed Executive Vice President, Corporate Communications in April 2013 and Executive Vice President, Corporate and Government Affairs in May 2013. From 2005 to 2013, Ms. Walker served as Executive Vice President, Corporate Relations at The Allstate Corporation. She served in similar senior marketing and strategic communications roles at Qwest Communications International from 2002 to 2005, Monsanto from 1999 to 2002, and Ameritech from 1995 to 1999. Earlier in her career, Ms. Walker founded a full service marketing and strategic communications company which was acquired by Saatchi & Saatchi, where she then served as Executive Vice President.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis,” as it appears on pages 33 through 41, be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Respectfully Submitted by the Members

of the Compensation Committee,

Mr. Jeffrey T. Leeds

Mr. Adrian M. Jones, Chairman

Mr. Peter O. Wilde

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Representatives from Providence Equity Partners and Goldman Sachs Capital Partners (together, the “Principal Shareholders”) negotiated the compensation arrangement with our Chief Executive Officer and were involved with negotiations with our President and Chief Financial Officer and our three other most highly compensated executive officers, whom we collectively refer to as our Named Executive Officers, and the overall amounts and mix of compensation paid to these executive officers reflects negotiations between these executive officers and the Principal Shareholders.

Compensation Objectives

Our executive compensation program is intended to meet four principal objectives:

•	to provide competitive compensation packages to attract and retain superior executive talent;

•	to reward successful performance by the executive and the Company by linking a significant portion of compensation to our financial and business results;

•	to align the compensation of executives with academic achievement and successful outcomes by students attending our schools; and

•	to further align the interests of executive officers with those of our shareholders by providing long-term equity compensation and meaningful equity ownership.

To meet these objectives, our compensation program balances short-term and long-term performance goals and mixes fixed and at-risk compensation that is directly related to shareholder value and overall performance.

Our compensation program for senior executives is designed to reward Company and individual performance. The compensation program is intended to reinforce the importance of performance and accountability at various operational levels, and therefore a significant portion of total compensation is in both cash and stock-based compensation incentives that reward performance as measured against established goals. Each element of our compensation program is reviewed individually and considered collectively with the other elements of our compensation program to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program. For our executive officers, we look at each individual’s contributions to our overall results and our operating and financial performance compared with the targeted goals.

Mix of Compensation Elements

Our executive compensation during fiscal 2013 consisted of base salary, cash bonuses, grants under long-term incentive plans, benefits and perquisites. We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Similarly, compensation decisions regarding one compensation component do not directly affect decisions regarding other compensation elements. For example, an increase to the base salary of a Named Executive Officer does not require a formulaic decrease to another element of the executive’s compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components.

We believe that together all of our compensation components provide a balanced mix of base compensation and compensation that is contingent upon each executive officer’s individual performance and our overall performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through incentive compensation to achieve business objectives and create shareholder value. We believe that each of our compensation components is critical in achieving this goal. Base salaries provide executives with a base level of monthly income and security. Annual cash bonuses motivate executives to drive our financial performance. Long-term equity incentive awards link the interests of our executives with our shareholders, which motivates our executives to create shareholder value. In addition, we want to ensure that our compensation programs are appropriately designed to encourage executive officer retention, which is accomplished through all of our compensation elements.

Base Salary

We determine base salaries for all of our Named Executive Officers by reviewing the individual’s performance, the value each Named Executive Officer brings to us and general labor market conditions. Elements of individual performance considered, among others, without any specific weighting given to each element, were business-related accomplishments during the year, difficulty and scope of responsibilities, effective leadership, motivation, communication, experience, expected future contributions to the Company, future potential, difficulty of replacement and accountability within the Company. While base salary provides a base level of compensation intended to be competitive with the external market, the base salary for each Named Executive Officer is determined on a subjective basis after consideration of these factors and is not based on target percentiles or other formal criteria. No element of compensation for our Named Executive Officers was set or adjusted based on compensation data regarding the compensation practices of other companies.

The base salaries of Named Executive Officers are reviewed on an annual basis, and any annual increase is the result of an evaluation of the Company and of the individual Named Executive Officer’s performance for the period. An increase or decrease in base pay may also result from a promotion or other significant change in a Named Executive Officer’s responsibilities during the year. In fiscal 2013, our Compensation Committee reviewed the relative internal compensation relationships among the Named Executive Officers, based principally on each executive’s level of responsibilities, individual performance and future potential. While the Board of Directors monitors these pay relationships, it does not target any specific pay ratios. When promoted to Chief Executive Officer, Mr. West’s base salary was increased to $850,000; however, Mr. West elected to defer this increase until January 2014, and his salary remained at $568,007 for fiscal 2013. Mr. Beekhuizen and Ms. DiBattiste were hired during fiscal 2013, and none of Messrs. Mr. Finuf, Mazzoni, or Killeen received a salary increase effective during fiscal 2013.

Cash Bonuses

We provide annual incentives to our executive officers and other key employees in the form of cash bonuses to align executive officer pay with overall company financial performance and to promote achievement of both corporate and individual performance goals. These bonuses are granted pursuant to our management incentive compensation plan (the “MICP”), which provides that bonuses are to be paid based on the attainment of specified goals and objectives. The Compensation Committee established target bonuses as a percentage of each eligible employee’s annual salary for fiscal 2013. For our executive officers, these target bonus percentages are based on their respective employment agreements and any adjustments recommended by our Chief Executive Officer for other executive officers which were approved by the Compensation Committee. The terms of the employment agreements with our Named Executive Officers, including the target bonus percentages under the MICP, were the product of extensive negotiations with the Principal Shareholders. For fiscal 2013, the target percentages of base salary for each of our Named Executive Officers were as follows: Messrs. West, Beekhuizen, and Nelson 125%, Messrs. Finuf and Mazzoni 100%, Ms. DiBattiste 80%, and Mr. Killeen 50%.

At the end of the fiscal year, the Compensation Committee considers and, where it deems appropriate, approves adjustments to financial results under generally accepted accounting principles for unusual events and revisions to our operating plan which may occur during the fiscal year for purposes of computing the percentage by which a target is satisfied.

For fiscal 2013, annual incentive payments under the MICP were based on EBITDA, as adjusted to exclude amounts expensed in connection with fiscal 2013 MICP awards and other items approved by the Compensation Committee. In fiscal 2013, once the Company EBITDA target is achieved, payouts are calculated at 50% of the base salary target bonus percentage for each Named Executive Officer specified above. Failure of the Company to achieve the EBITDA threshold results in no bonus payout for fiscal 2013.

We believe that the full payout based on financial targets in any given year should not be easily achievable and typically would not be achieved in every case. This uncertainty ensures that any payments under the MICP are truly performance-based for our non-campus based employees, consistent with the plan’s objectives. We also recognize that the likelihood of achieving either level of performance for any given year may be different, and we believe that the bonus amount paid should be appropriate for the performance level achieved for our non-campus based employees.

We establish a minimum level or levels of performance compared to any applicable targets for the year, results below which will not support payments under the MICP. For fiscal 2013, the minimum level of Company, education system or regional performance, as applicable, was based on a specified Company EBITDA earnings target for the fiscal year. That is, if the Company did not achieve the specified EBITDA MICP earnings (as calculated for this purpose), such performance will not result in payment under the MICP.

The adjustments to EBITDA for MICP expense and certain other expenses approved by the Compensation Committee when computing the fiscal 2013 MICP earnings target for the Company on an overall basis were as follows (dollars in millions):

EBITDA (excluding all asset impairment charges)	$355.7
Restructuring, loss on debt refinancing, and other charges	19.2
MICP expense	13.2

Total MICP Earnings Target	$388.1

Total MICP earnings for the overall Company represented 100.4% of fiscal 2013 planned EBITDA adjusted for planned MICP expense of $6.34 million.

The bonuses paid to our Named Executive Officers in fiscal 2013 under the MICP were as follows:

	West(1)	Beekhuizen(2)	DiBattiste(2)	Finuf	Mazzoni	Nelson	Killeen(3)
Fiscal 2013 Salary	$850,000	$500,000	$605,000	$377,477	$392,819	$661,117	$277,701
MICP Bonus Percentage	125%	125%	80%	100%	100%	125%	50%
Bonus Target Amount	$1,062,500	$625,000	$484,000	$377,477	$392,819	$826,396	$138,851
MICP Earnings as Percentage of Plan	4.4%	0	0	1.6%	1.6%	3.4%	0
Fiscal 2013 Bonus (50% of Bonus Target Amount)	$531,250	$0	0	$188,739	$196,410	$413,198	$0

(1)	An increase to Mr. West’s salary was approved in connection with his promotion during fiscal 2013 but he elected to defer the increase until January 2014. His MICP bonus was calculated as a percentage of the increased salary amount. Mr. West’s salary paid in fiscal 2013 was $568,007.
(2)	Mr. Beekhuizen and Ms. DiBattiste became employed by the Company in April and March 2013, respectively. Under the terms of the MICP they were not eligible to receive a bonus payout for fiscal 2013, but under the terms of her employment agreement, Ms. DiBattiste received a discretionary bonus payment of $100,000 for fiscal 2013 as reflected in the Summary Compensation Table. The salaries disclosed are the annual salaries but were paid on a pro-rata basis for that portion of the fiscal year in which they were employed. See the Summary Compensation Table for salary actually paid during fiscal 2013.
(3)	Mr. Killeen resigned from the Company and did not receive an MICP bonus payout for fiscal 2013.

The Compensation Committee has the discretion to increase or decrease a bonus computed under the terms of the MICP by up to 20% of the amount otherwise payable under the plan. The Compensation Committee awards discretionary increases or decreases to bonuses based on the overall performance of each employee, including an employee’s contributions to the Company and any superior or noteworthy efforts or leadership by an employee, as well as other factors. The Compensation Committee did not award any discretionary adjustments to MICP participants in fiscal 2013.

Long-Term Incentive Plans

Our Compensation Committee believes that equity-based compensation awards foster and promote our long-term financial success by linking the interests of our executive management team with our shareholders. The Compensation Committee also believes that increasing the personal equity stake of our executive officers in our continued success and growth can potentially materially increase shareholder value. Equity-based compensation awards also enable us to attract and retain the services of an outstanding management team, upon which the success of our operations are largely dependent. Options to purchase our common stock are the primary equity compensation vehicle we utilize, as the Compensation Committee believes the award of options align the interests of these individuals with the interests of our shareholders and our growth in real value over the long-term, as the benefits of these awards are enhanced with an appreciation of the price of our common stock.

Based on the 2010 recommendation of Towers Watson in its role as independent compensation consultant to the Company, the Compensation Committee adopted a policy to target the following percentages of long-term incentive compensation awards based on its study of general industry peer companies:

Executive Officers — 75th Percentile

Key Operational Roles — 60th Percentile

Other Option Eligible Employees — 50th Percentile

Under the 2012 Omnibus Long-Term Incentive Plan and the Omnibus Long-Term Incentive Plan, we had available to us forms of equity awards that were not previously available under our 2006 Stock Option Plan or Long Term Incentive Compensation Plan (all as described below), including Stock Appreciation Rights (“SARs”), restricted stock, and Restricted Stock Units (“RSUs”). Commencing in fiscal 2013, we granted RSUs in addition to stock options. RSUs typically vest in equal installments on each of the first four anniversaries of the date of the grant. However, we have granted RSUs with varied vesting schedules such as three equal installments over three years and two equal installments over a one year period as talent acquisition and retention tools. The Compensation Committee approved grants of 4,332,567 options under both the 2012 Omnibus Long

Term Incentive Plan and the Omnibus Long-Term Incentive Plan during fiscal 2013 that were scheduled to vest over a four-year period with a weighted average exercise price of $3.77 per share. Additionally, the Compensation Committee approved grants of 3,063,200 RSUs to employees under the 2012 Omnibus Long Term Incentive Plan during fiscal 2013.

2012 Omnibus Long-Term Incentive Plan. Effective in August 2012, the Board adopted the Education Management 2012 Omnibus Long-Term Incentive Plan, which we refer to as the 2012 Plan, in connection with a one-time stock option exchange program that the Company completed in September 2012 (the “Exchange Offer”). Grants under the 2012 Plan are designed to motivate our executives to:

•	act in a manner that benefits the Company’s long-term performance;

•	further align their interests with that of other shareholders;

•	focus on return on capital; and

•	remain with the Company long-term.

Under the 2012 Plan, we may grant stock options, SARs, restricted stock and restricted stock units. In general, stock options and SARs provide actual economic value to the holder if the price of our stock has increased from the grant date at the time the option or SAR, as applicable, is exercised. In contrast, restricted stock and RSUs generally convert to shares when they vest, so they will have a gross value at that time equal to the then-current market value. While stock options and SARs motivate executive officers by allowing them to benefit from upside stock appreciation, restricted stock and RSUs assist the Company in retaining executive officers because they will have value even if our stock price declines or stays flat.

Pursuant to the Exchange Offer, the Company offered employees of the Company and other eligible option holders the opportunity to exchange all, or in some cases a portion, of their existing stock options for new stock options to purchase shares of the Company’s common stock at an exercise price equal to the closing price for a share of such common stock on the NASDAQ Global Select Market on September 13, 2012, in each case subject to certain terms and conditions. Pursuant to the Exchange Offer, 11,570,033 options were tendered and on September 13, 2012, the Company canceled the tendered stock options and granted an aggregate of 8,254,667 new stock options under the 2012 Plan, which we refer to as “replacement options,” in exchange. The replacement options have an exercise price of $3.59 per share and are subject to vesting terms that vary depending in part upon the original vesting schedule and other vesting terms of the corresponding stock options surrendered in the Exchange Offer. Campus presidents and directors who participated in the option exchange received a new stock option grant, based on seniority, which vests in four equal annual installments beginning on the first anniversary of the grant date and expires on the tenth anniversary of the grant date. Campus presidents and directors who elected to not participate in the option exchange retained their existing stock options and received a new grant of stock options to purchase a smaller number of shares than they would have received had they participated in the option exchange with similar vesting and expiration terms as stock options received by campus presidents and directors who participated in the option exchange. All other employees who participated in the option exchange received a fixed number of new stock options, calculated on the basis of a fixed exchange ratio corresponding to the grant date and exercise price of the stock options that they surrendered for exchange. The vesting terms of the new stock option grants remained subject to the original vesting schedule of the corresponding options that were surrendered for exchange, provided that none of the replacement stock options vest before September 13, 2013, except under certain specific circumstances described in the 2012 Omnibus Plan and/or the Stock Option Agreements under which the replacement stock options were granted. The replacement options also vest upon the occurrence of a change in control as defined under the 2012 Plan as any of the following occurrences, subject to certain exceptions:

•

Any individual, entity or group becomes the beneficial owner of 30% or more of either (A) our outstanding shares of common stock or (B) the combined voting power of the outstanding shares of securities entitled to vote generally in the election of directors, provided that acquisitions of stock from us, by us, by an employee benefit plan we sponsor, or by the Sponsors other than in connection with a going private transaction will not constitute a change in control;

•	Incumbent Board members (including directors elected subsequently with the vote of the majority of our shareholders) cease to constitute at least a majority of our Board;

•

Consummation of a business combination or reorganization except where our shareholders own more than 50% of the outstanding ownership interests in the resulting entity after the consummation of the business combination or reorganization; or

•	Approval by our shareholders of a complete liquidation or dissolution.

The Named Executive Officers received option grants to purchase the following number of shares of common stock from the 2012 Plan during fiscal 2013: Mr. West 1,000,000; Mr. Beekhuizen 950,000; Ms. DiBattiste 70,000; Mr. Finuf 225,000; Mr. Mazzoni 125,000; and Mr. Killeen 62,500. The following Named Executive Officer also received the following replacement options pursuant to the Exchange Offer: Mr. West 1,262,200; Mr. Finuf 186,527; Mr. Mazzoni 350,943; Mr. Nelson 2,499,984; and Mr. Killeen 74,834. Mr. Beekhuizen and Ms. DiBattiste were hired after the Exchange Offer and did not participate in the transaction. RSU grants were made to the following Named Executive Officers under the 2012 Plan during fiscal 2013: Ms. DiBattiste 225,000; Mr. Finuf 50,000; Mr. Mazzoni 50,000; and Mr. Killeen 25,000. Mr. Nelson did not receive any stock option or RSU grants during fiscal 2013.

Omnibus Long-Term Incentive Plan. In April 2009, our Board of Directors adopted the Education Management Corporation Omnibus Long-Term Incentive Plan, which we refer to as the Omnibus Plan. The Omnibus Plan was designed to allow us to administer all future stock and other equity-based awards under a single plan to increase the efficiency and effectiveness of our long-term incentive programs, reduce administrative and regulatory costs, and allow greater transparency with respect to our equity compensation practices. Grants under the Omnibus Plan were also designed to motivate our executives to:

•	act in a manner that benefits the Company’s long-term performance;

•	further align their interests with that of other shareholders;

•	focus on return on capital; and

•	remain with the Company long-term.

With regard to grants made under the Omnibus Plan, to the extent not surrendered for exchange in the Exchange offer, these options also vest upon the occurrence of a change in control as defined under the 2012 Plan as any of the following occurrences, subject to certain exceptions:

•

Any individual, entity or group becomes the beneficial owner of 30% or more of either (A) our outstanding shares of common stock or (B) the combined voting power of the outstanding shares of securities entitled to vote generally in the election of directors, provided that acquisitions of stock from us, by us, by an employee benefit plan we sponsor, or by the Sponsors other than in connection with a going private transaction will not constitute a change in control;

•	Incumbent Board members (including directors elected subsequently with the vote of the majority of our shareholders) cease to constitute at least a majority of our Board;

•

Consummation of a business combination or reorganization except where our shareholders own more than 50% of the outstanding ownership interests in the resulting entity after the consummation of the business combination or reorganization; or

•	Approval by our shareholders of a complete liquidation or dissolution.

Mr. West received a grant of 1,000,000 stock options under the Omnibus Plan during fiscal 2013. None of the other Named Executive Officers received option grants from the Omnibus Plan during fiscal 2013. The individual grant size is determined by the Compensation Committee. The Compensation Committee used time-based options because they offer a retentive feature that satisfies an important program objective by providing continuity through business cycles as well as smoothing payout volatility. Time-based options also provide further alignment with shareholders through increased ownership levels.

As a result of our adoption of the 2012 Plan, the Omnibus Plan was frozen such that no further awards will be made under the plan. However, those shares subject to stock options granted under the Omnibus Plan that are canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number of shares underlying such stock options or otherwise terminated without delivery of shares to the grantees are available for issuance under the 2012 Plan. Awards that remain outstanding under the Omnibus Plan are administered under the terms of the Omnibus Plan.

2006 Stock Option Plan. We adopted the 2006 Stock Option Plan in connection with the Transaction. Under the 2006 Stock Option Plan, certain management and key employees of the Company were granted a combination of time-based options and performance-based options to purchase common stock issued by us. Time-based options generally vest ratably over a five-year period on the anniversary of the date of the grant. Time-based options generally vest upon a change of control, subject to certain conditions, and both time-based and performance-based options expire ten years from the date of grant. A change of control would occur upon any transaction or occurrence immediately following as a result of which certain private equity funds affiliated with the Principal Shareholders, in the aggregate, cease to beneficially own securities of EDMC representing a majority of the outstanding voting power entitled to vote for the election of directors.

When issued, performance-based options vest upon the attainment of specified returns on invested capital in EDMC by the private equity funds affiliated with the Principal Shareholders that invested in EDMC in connection with the Transaction. During fiscal 2011, the Board of Directors approved an amendment to the terms of all outstanding performance-based options, including those held by the Named Executive Officers, to provide that a percentage of the options will vest upon a sale of shares by the Principal Shareholders based on the greater of (i) the cumulative number of shares sold by the Principal Shareholders as a percentage of all shares purchased by the Principal Shareholders in connection with the Transaction, and (ii) the attainment of the specified returns on invested capital in EDMC by the Principal Shareholders as previously provided by the performance-based options. More specifically, vesting provisions based on specified returns to the Principal Shareholders generally provide that the options vest in 20% increments upon the Principal Shareholders’ realizing, through one or more “Realization Events,” multiples of their invested capital of two, two and a half, three, three and a half, and four. A minimum realized return multiple of two is required for any of the options to vest and all options vest if a return multiple of four is realized. For these purposes a “Realization Event” is any event or transaction (i) in which the Principal Shareholders receive cash or marketable securities in respect of their interest in shares of our common stock, including by means of a sale, exchange or other disposition of their interests in shares of our common stock (other than transfers by members of the Principal Shareholders to or among their respective affiliates) or dividends or other distributions from the Company to its shareholders or (ii) the first day after (a) the Principal Shareholders cease to own in the aggregate at least 30% of our outstanding voting securities, measured by voting power, and (b) the Principal Shareholders have, in the aggregate, disposed of at least 70% of their shares and have received cash or marketable securities for such shares. We granted these performance-based options to align even more closely the interests of our employees with those of our shareholders by tying the vesting of those options to the realization of target equity values by the Principal Shareholders. Because these options will not vest unless the Principal Shareholders sell the shares of common stock they received in connection with their original investment, this drives our Named Executive Officers to increase our financial performance and stock value and liquidity, which benefits all of our shareholders, not just the Principal Shareholders.

Performance-based options also ensure both shareholder alignment and focus on business priorities, by clearly communicating what is most important in driving business performance and ultimately creating shareholder value. We believe that a performance-based option program focusing on the sale of shares by the Principal Shareholders creates specific alignment with objectives for growth, profitability and shareholder value. As a private company, we subjectively allocated the number of time-based and performance-based option grants to our Named Executive Officers in amounts that we believed would both retain the Named Executive Officers as well as motivate them to drive our financial performance.

As a result of our adoption of the Omnibus Plan, the 2006 Stock Option Plan was frozen such that no further awards will be made under the plan. However, those shares subject to stock options granted under the 2006 Stock Option Plan that are canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number of shares underlying such stock options or otherwise terminated without delivery of shares to the grantees, are available for issuance under the 2012 Plan. Awards that remain outstanding under the 2006 Stock Option Plan are administered under the terms of the 2006 Stock Option Plan.

Long-Term Incentive Compensation Plan. We adopted a Long-Term Incentive Compensation Plan (“LTIC Plan”) in December 2006. We implemented the LTIC Plan principally to serve as another tool to align the interests of our employees with the interests of our shareholders by motivating them to increase share value by giving them the opportunity to benefit if our stock price rises, which increased share value is also the primary interest of our shareholders. Pursuant to the terms of the LTIC Plan, a bonus pool will be created after the occurrence of a “Realization Event” based on returns to the Principal Shareholders in excess of their initial investment. The size of the bonus pool can generally range from $2 million to $21 million, based on the Principal Shareholders realizing from two times their initial investment to four times their initial investment, provided that if the return realized by the Principal Shareholders exceeds four times their initial investment, the bonus pool will equal the product of 0.0075 and the aggregate proceeds in excess of the total capital invested in shares of our common stock by all EDMC shareholders. The amount of the bonus pool that an employee will be entitled to receive will be determined by multiplying the amount of the bonus pool by a fraction, the numerator of which is the total number of units held by the employee and the denominator of which is 1,000,000. Payments by us to the LTIC Plan will be in cash or, at the election of our Board of Directors, shares of our common stock. For purposes of the LTIC Plan, a “Realization Event” is the first day after (a) certain private equity funds affiliated with the Principal Shareholders cease to own in the aggregate at least 30% of our outstanding voting securities, measured by voting power, and (b) the Principal Shareholders have, in the aggregate, disposed of at least 70% of their shares and have received cash or marketable securities for such shares. None of our executive officers participated in the LTIC Plan during fiscal 2013.

Equity Compensation Plan Information

The following table sets forth information about our equity compensation plans as of June 30, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Plans approved by shareholders(1)	16,139,506	(2)	$3.99	(3)	2,550,524
Plans not approved by shareholders	—		—		—

Total	16,139,506		$3.99		2,550,524

(1)	Consists of the 2012 Plan, Omnibus Plan, 2006 Stock Option Plan and LTIC Plan. In September 2012, the Company adopted the 2012 Plan, under which options (including replacement options) and RSUs were granted. Following the adoption of the 2012 Plan, no new awards will be made under the prior plans.
(2)	In addition to shares issuable upon the exercise of stock options outstanding under the 2012 Plan, Omnibus Plan and 2006 Stock Option Plan, also includes 150,178 shares issuable upon the settlement of units under the LTIC Plan, assuming the occurrence of a “Realization Event” in which returns to the Principal Shareholders equals two times their initial investment and based on our stock price of $5.62 at June 28, 2013. The units may be settled in cash or, at the election of our Board of Directors, shares of our common stock.

(3)	Units under the LTIC Plan and RSUs do not have an exercise price and therefore were not included for purposes of computing the weighted-average exercise price.

Benefits and Perquisites

We offer a variety of health and welfare programs to all eligible employees, including the Named Executive Officers. The Named Executive Officers generally are eligible for the same benefit programs on the same basis as the rest of the Company’s employees, including medical and dental care coverage, life insurance coverage, short-and long-term disability and a 401(k) plan. In addition, we maintain a nonqualified deferred compensation plan that is available to all key executives, officers and certain other employees. For a description of the terms of this plan, as well as information about the account balances held by each of the Named Executive Officers, see “Nonqualified Deferred Compensation” below.

We also offer to certain executives limited perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The perquisites provided to the Named Executive Officers include reimbursement of relocation expenses and related tax gross-ups and are quantified in the Summary Compensation Table below.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of the Company’s Named Executive Officers for the fiscal years ended June 30, 2013, 2012, and 2011, except for certain incentive compensation with respect to fiscal year, which will be determined during the first quarter of our 2013 fiscal year, subsequent to the date of this Information Statement.

Name and Principal Position(1)	Fiscal Year	Salary	Bonus(2)	Stock Awards(3)	Options Awards(4)		Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(6)	Total
Edward H. West	2013	$568,007	$—	$—	$4,860,630	(7)	$531,250	$—	$65,417	$6,025,304
President and Chief Executive Officer	2012	584,812	—	—	2,847,000		583,627	—	85,100	4,100,539
	2011	541,313	153,471	—	4,821,396		767,356	—	72,446	6,355,982

Mick J. Beekhuizen	2013	97,458	—	—	3,353,500	(7)	—	—	9,256	3,460,214
Executive Vice President and Chief Financial Officer

Carol A. DiBattiste	2013	162,885	100,000	1,066,500	233,800	(7)	—	—	21,450	1,584,635
Executive Vice President and Chief Legal, Privacy, Security, and Administrative Officer

Danny D. Finuf	2013	377,477	—	165,000	823,533	(7)	188,739	—	22,668	1,577,417
SVP, Operations and President, Brown Mackie Colleges	2012	384,076	—	—	664,300		291,601	—	14,842	1,354,819
	2011	339,390	26,622	—	836,353		133,112	—	22,817	1,358,294

John M. Mazzoni	2013	393,899	—	165,000	382,741	(7)	196,410	—	74,552	1,212,602
SVP, Operations and President, The Art Institutes	2012	400,808	—	—	664,300		355,894	—	45,465	1,466,467
	2011	354,264	70,467	—	1,704,926		352,333	—	44,513	2,526,503

Todd S. Nelson	2013	661,117	—	—	314,302	(7)	413,198	—	48,548	1,437,165
Chief Executive Officer	2012	680,677	—	—	3,084,250		679,298	—	34,339	4,478,564
	2011	630,047	178,629	—	11,449,979		893,142	—	33,762	13,185,559

Randall J. Killeen	2013	277,701	—	82,500	152,893	(7)	—	—	22,326	535,420
Vice President and Acting Chief Financial Officer

(1)	Effective August 15, 2012, Mr. Nelson became Chairman of the Board of Directors and Mr. West became the President and Chief Executive Officer of the Company. Mr. Beekhuizen was appointed Executive Vice President and Chief Financial Officer of the Company effective April 15, 2013. Ms. DiBattiste was hired as Chief Legal and Compliance Officer in March 2013 and was appointed Executive Vice President and Chief Legal, Privacy, Security, and Administrative Officer in May 2013. Mr. Killeen served as Acting Chief Financial Officer from August 2012 to April 2013.
(2)	Amounts in this column represent discretionary bonuses paid to the executive under the MICP. The Compensation Committee has the discretion under the MICP to award individual plan participants bonuses in additional to their respective MICP payouts in an amount up to 20% of each such participant’s MICP payout for the relevant fiscal year. There were no such payments in fiscal 2013. Under the terms of her employment agreement, Ms. DiBattiste received a bonus of $100,000 for fiscal 2013.
(3)	The value of the RSU stock awards is equal to the Company’s stock price at the date of grant as computed in accordance with FASB ASC Topic 718.
(4)	Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, of all awards of stock options granted to the Named Executive Officer or materially modified in the year indicated. The option awards relate solely to shares of our Common Stock and do not involve cash compensation. None of the Named Executive Officers has received any stock appreciation rights.

We used a Black-Scholes-Merton option pricing model to determine the grant date fair value of the stock options granted or materially modified in each of the years indicated, which takes into account the variables defined below:

•	“Volatility” is a statistical measure of the extent to which the stock price is expected to fluctuate during a period as determined by the historical volatility of a seven company peer group.

•

“Expected life” is the weighted average period that those stock options are expected to remain outstanding, based on a simplified method using the average of the weighted average vesting term and the contractual term of the options.

•	“Risk-free interest rate” is based on interest rates for terms that are similar to the expected life of the stock options.

•	“Dividend yield” is based on our historical and expected future dividend payment practices.

The following table sets forth the assumptions supporting those variables that were used to determine the values reported with respect to the stock options granted to the Named Executive Officers in fiscal 2013:

Time Vested Options
Volatility	78.6%
Expected life	7.74 yrs
Risk free investment rate	1.23%
Dividend yield	0.0%

With regard to the replacement options exchanged under the Exchange Offer on September 13, 2012, the incremental fair value of the modified award is included in this column as calculated under ASC Topic 718. The incremental fair value of the modified award is the fair value of the modified award at the date of modification minus the fair value of the original award at the date of modification. The following table sets forth the assumptions supporting those variables that were used to determine the values reported with respect to the time-based replacement stock options granted to the Named Executive Officers in fiscal 2013:

Replacement Options (6,300,075)
Volatility	80-87%
Expected life	2.94-6.25 yrs
Risk free investment rate	0.32-0.95%
Dividend yield	0.0%

Cancelled Options (8,525,171)
Volatility	78-87%
Expected life	2.25-7.67 yrs
Risk free investment rate	0.27-1.26%
Dividend yield	0.0%

Fair Value per Replaced Option: $1.87 - $2.53

Fair Value per Cancelled Option: $0.78 - $1.97

(5)	Amounts in this column represent the bonus paid to the executive as computed in accordance with the MICP for the respective fiscal year. For fiscal 2013, upon the achievement of the Company’s EBITDA target, each NEO received 50% of his or her target bonus amount, which is expressed as a percentage of salary.
(6)	The following table summarizes all other income for each of the Named Executive Officers for each of the last three fiscal years:

	Fiscal Year	Deferred Compensation Plan Contribution (a)	401(k) Plan Matching Contribution (b)	Travel and Housing Reimb. (c)	Life Insurance and Other Benefits	Total
Edward H. West	2013	$54,098	$10,509	$—	$810	$65,417
	2012	73,773	10,486	—	841	85,100
	2011	61,698	10,083	—	665	72,446

Mick J. Beekhuizen	2013	—	—	9,228	28	9,256

Carol A. DiBattiste	2013	—	—	20,941	509	21,450

Danny D. Finuf	2013	—	7,500	3,430	11,738	22,668
	2012	—	5,692	—	9,150	14,842
	2011	—	10,145	—	12,672	22,817

John M. Mazzoni	2013	29,988	14,576	—	29,988	74,552
	2012	32,807	11,817	—	841	45,465
	2011	24,691	19,012	—	810	44,513

Todd S. Nelson	2013	2,797	4,323	40,186	1,242	48,548
	2012	—	—	33,049	1,290	34,339
	2011	—	—	32,520	1,242	33,762

Randall J. Killeen	2013	8,177	12,907	—	1,242	22,326

(a)	Represents the amount paid to the Company’s nonqualified deferred compensation plan on the executive’s behalf due to a limitation on the amount of the Company’s match to the 401(k) plan due to Internal Revenue Code limitations on the amount the executive can contribute to the 401(k) plan each calendar year.
(b)	Represents the Company’s match to the executive’s contribution to the 401(k) plan.
(c)	Represents the amount of reimbursement for living expenses in Pittsburgh, PA.

(7)	For each of the Named Executive Officers, the grant date fair value for new options and incremental fair value of replacement options are as follows: Mr. West $4,630,000 and $233,630: Mr. Beekhuizen $3,353,500 and $0; Ms. DiBattiste $233,800 and $0; Mr. Finuf $785,000 and $38,533; Mr. Mazzoni $290,000 and $92,741; Mr. Nelson $0 and $314,302; and Mr. Killeen $145,000 and $7,893. The incremental fair value of the replacement options is measured on a grant-by-grant basis.

Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2013

The following table sets forth information with respect to grants of plan-based awards to the Named Executive Officers during the fiscal year ended June 30, 2013.

Name	Award Type	Equity Award Grant Date Grant Date	Estimate Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimate Future Payouts Under Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold(2)	Target(3)	Maximum(4)	Threshold	Target	Maximum
Edward H. West	MICP	—	531,250	1,062,500	531,250	—	—	—	—	—	—	—
	Options	8/14/12	—	—	—	—	—	—	—	1,000,000	3.20	2,380,000
		9/13/12	—	—	—	—	—	—	—	308,531	3.59	—
		9/13/12	—	—	—	—	—	—	—	269,230	3.59	37,692
		9/13/12	—	—	—	—	—	—	—	212,765	3.59	40,425
		9/13/12	—	—	—	—	—	—	—	205,432	3.59	147,911
		9/13/12	—	—	—	—	—	—	—	205,432	3.59	—
		9/13/12	—	—	—	—	—	—	—	30,405	3.59	7,601
		9/13/12	—	—	—	—	—	—	—	30,405	3.59	—
		10/2/12	—	—	—	—	—	—	—	1,000,000	3.03	2,250,000
	RSUs	—	—	—	—	—	—	—	—	—	—	—

Mick J. Beekhuizen(6)	MICP	—	—	—	—	—	—	—	—	—	—	—
	Options	4/16/13	—	—	—	—	—	—	—	950,000	4.74	3,353,500
	RSUs	—	—	—	—	—	—	—	—	—	—	—

Carol A. DiBattiste(6)	MICP	—	—	—	—	—	—	—	—	—	—	—
	Options	4/16/13	—	—	—	—	—	—	—	70,000	4.74	233,800
	RSUs	4/16/13	—	—	—	—	—	—	225,000	—	—	1,066,500

Danny D. Finuf	MICP	—	188,739	377,477	188,739	—	—	—	—	—	—	—
	Options	11/2/12	—	—	—	—	—	—	—	125,000	3.30	290,000
		6/11/13	—	—	—	—	—	—	—	100,000	7.03	495,000
		9/13/12	—	—	—	—	—	—	—	57,692	3.59	8,077
		9/13/12	—	—	—	—	—	—	—	49,645	3.59	9,433
		9/13/12	—	—	—	—	—	—	—	27,772	3.59	19,996
		9/13/12	—	—	—	—	—	—	—	27,772	3.59	—
		9/13/12	—	—	—	—	—	—	—	15,426	3.59	—
		9/13/12	—	—	—	—	—	—	—	4,111	3.59	—
		9/13/12	—	—	—	—	—	—	—	4,109	3.59	1,027
	RSUs	11/2/12	—	—	—	—	—	—	50,000	—	—	165,000

John M. Mazzoni	MICP	—	196,410	392,819	196,410	—	—	—	—	—	—	—
	Options	11/2/12	—	—	—	—	—	—	—	125,000	3.30	290,000
		9/13/12	—	—	—	—	—	—	—	99,381	3.59	71,554
		9/13/12	—	—	—	—	—	—	—	99,381	3.59	—
		9/13/12	—	—	—	—	—	—	—	57,692	3.59	8,076
		9/13/12	—	—	—	—	—	—	—	49,645	3.59	9,432
		9/13/12	—	—	—	—	—	—	—	15,426	3.59	—
		9/13/12	—	—	—	—	—	—	—	14,709	3.59	3,677
		9/13/12	—	—	—	—	—	—	—	14,709	3.59	—
	RSUs	11/2/12	—	—	—	—	—	—	50,000	—	—	165,000

Todd S. Nelson	MICP	—	413,198	826,396	413,198	—	—	—	—	—	—	—
	Options	9/13/12	—	—	—	—	—	—	—	847,003	3.59	203,280
		9/13/12	—	—	—	—	—	—	—	847,003	3.59	—
		9/13/12	—	—	—	—	—	—	—	75,061	3.59	18,765
		9/13/12	—	—	—	—	—	—	—	154,265	3.59	—
		9/13/12	—	—	—	—	—	—	—	307,692	3.59	43,076
		9/13/12	—	—	—	—	—	—	—	38,461	3.59	5,384
		9/13/12	—	—	—	—	—	—	—	230,496	3.59	43,794
	RSUs	—	—	—	—	—	—	—	—	—	—	—

Name	Award Type	Equity Award Grant Date Grant Date	Estimate Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimate Future Payouts Under Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold(2)	Target(3)	Maximum(4)	Threshold	Target	Maximum
Randall J. Killeen	MICP	—	69,426	138,851	69,426	—	—	—	—	—	—	—
	Options	11/2/12	—	—	—	—	—	—	—	62,500	3.30	145,000
		9/13/12	—	—	—	—	—	—	—	9,972	3.59	897
		9/13/12	—	—	—	—	—	—	—	9,972	3.59	—
		9/13/12	—	—	—	—	—	—	—	12,341	3.59	—
		9/13/12	—	—	—	—	—	—	—	21,769	3.59	3,048
		9/13/12	—	—	—	—	—	—	—	20,780	3.59	3,948
	RSUs	11/2/12	—	—	—	—	—	—	25,000	—	—	82,500

(1)	Information in this table shows the “target” and “maximum” possible payouts that could have been achieved for the Named Executive Officers under the MICP for fiscal 2013.
(2)	The minimum, or “threshold,” level of performance that will support payments under the MICP for fiscal 2013 is 100% of the MICP earnings target for the fiscal year for the overall Company.
(3)	The “target” payouts under the MICP are expressed as percentages of base salary. For fiscal 2013, target percentages of base salary for each of our Named Executive Officers were as follows: Messrs. West, Beekhuizen, and Nelson 125%; Messrs. Mazzoni and Finuf 100%; Ms. DiBattiste 80%; and Mr. Killeen 50%.
(4)	The “maximum” payout for any MICP participant in fiscal 2013 is 50% of the participant’s target bonus.
(5)	See footnotes 4 and 7 to the “Summary Compensation Table” for the relevant assumptions used to determine the valuation of option awards.
(6)	Mr. Beekhuizen and Ms. DiBattiste joined the Company in April and March 2013 and were not eligible to receive an MICP payout for fiscal 2013.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with all our executive officers and certain other senior managers. The agreements were designed to retain executives and provide continuity of management in the event of an actual or threatened change of control. In addition, under the terms of the option awards made to executives, accelerated vesting of options occurs if a change of control takes place or due to certain other termination events. These arrangements and potential post-employment termination compensation payments are described in more detail in the section entitled “Potential Payments Upon Termination or Change-in-Control” below.

Nelson Employment Agreement. On February 8, 2007, we entered into an employment agreement (the “Nelson Agreement”) with Mr. Nelson. The Nelson Agreement was for an initial term of three years ending on February 20, 2010 and is subject at the end of that initial term to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 180 days prior to the end of the applicable term. Under the terms of the agreement, Mr. Nelson receives a base salary of $635,689 and a target bonus of 125% of his base salary. The salary and target bonus percentages are reviewed annually and may be adjusted upward by the Board of Directors. Mr. Nelson receives other employee benefits under the various benefit plans and programs the Company maintains for its employees.

The Company may terminate the Nelson Agreement with or without cause and Mr. Nelson may resign upon 30 days’ advance written notice to the other party, except that no notice is required upon termination by the Company for cause. Under the Nelson Agreement, “cause” means (i) Mr. Nelson’s willful and continued failure to use his best efforts to perform his reasonably assigned duties (other than on account of disability); (ii) Mr. Nelson is indicted for, convicted of, or enters a plea of nolo contendere to, (x) a felony or (y) a misdemeanor involving moral turpitude; (iii) in carrying out his duties under the Nelson Agreement, Mr. Nelson engages in (x) gross negligence causing material harm to us or our business or reputation, (y) willful and material misconduct or (z) willful and material breach of fiduciary duty; (iv) Mr. Nelson willfully and materially breaches (x) the restrictive covenants described in the Nelson Agreement or (y) certain material written policies, as in effect on the effective date of the Nelson Agreement; or (v) Mr. Nelson is named in and receives a Wells Notice or is notified by the U.S. Department of Justice or U.S. Attorney’s Office that he has been designated a “target” of an investigation by either of them.

Upon the termination of Mr. Nelson’s employment for any reason, Mr. Nelson will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable Company arrangements. If Mr. Nelson is terminated during the term of the Nelson Agreement other than for cause, or if Mr. Nelson terminates his employment for good reason, Mr. Nelson is entitled to a lump sum severance payment equal to (i) one and one-half times the sum of his annual base salary plus his target annual bonus, and (ii) a pro-rated annual bonus based on his target annual bonus. In the event that such termination without cause or for good reason is in anticipation of or within two years following a change of control, as defined in the 2006 Stock Option Plan, the lump sum paid to Mr. Nelson will equal (y) three times the sum of his base salary plus the target annual bonus, and (z) a pro-rated annual bonus based on his target annual bonus. “Good reason,” as that term is used above, generally includes (a) any material diminution in Mr. Nelson’s responsibilities or titles, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to an executive in his role at a corporation of the size and nature of the Company; (b) any change in the reporting structure so that Mr. Nelson does not report to the Board of Directors; (c) any relocation of the Company’s principal office to a location more than fifty (50) miles from Pittsburgh, Pennsylvania following Mr. Nelson’s relocation to the metropolitan Pittsburgh area; (d) a material breach by the Company of any material obligation to Mr. Nelson; or (e) any failure by the Company to obtain the assumption in writing of its obligations to perform the Company’s obligations under the Nelson Agreement. If the Company terminates the Nelson Agreement effective upon expiration of the term with timely notice to Mr. Nelson, and Mr. Nelson elects to terminate his employment within 30 days after the end of the term, then such termination will be treated as a termination without cause under the Nelson Agreement.

The Nelson Agreement also includes non-competition, non-solicitation and confidentiality covenants. The non-competition provision continues for a period of 12 months following termination of employment while the non-solicitation period continues for 24 months following termination of employment. Mr. Nelson purchased $10,000,000 of our common stock pursuant to the Nelson Agreement. We also agreed to reimburse Mr. Nelson for housing in Pittsburgh, Pennsylvania and periodic round trips to Phoenix, Arizona and Salt Lake City, Utah.

West Employment Agreement. Effective as of June 1, 2006, we entered into an employment agreement with Mr. West, which was amended as of October 2, 2012 (as amended, the “West Agreement”). The West Agreement was for an initial term of three years ending on June 1, 2009 and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 180 days prior to any renewal date. Mr. West received a base salary at an annual rate of $568,007 which was increased to $850,000 in connection with his promotion to Chief Executive Officer, and which is reviewed annually and may be adjusted upward by the Board of Directors, plus a target bonus of 125% of his annual salary and other employee benefits under the various benefit plans and programs we maintain for our employees. Mr. West elected to defer his salary increase until January 2014. Mr. West received grants of options to purchase an aggregate amount of 2,000,000 shares of EDMC common stock, par value $0.01 per share, which may be exercised when vested but which may not be disposed of by Mr. West prior to the eighth anniversary of the grant dates unless and until one or more of the investment funds associated with Providence Equity Partners or Goldman Sachs Capital Partners that are invested in EDMC common stock sell a portion of their holdings of common stock.

Mr. West also purchased $500,000 of EDMC common stock pursuant to a purchase agreement with the Principal Shareholders.

We may terminate the West Agreement with or without cause and Mr. West may resign in each case, other than a termination for cause, upon 30 days’ advance written notice to the other party. Under the West Agreement, “cause” means (i) Mr. West’s willful and continued failure to use his best efforts to perform his reasonably assigned duties (other than on account of disability); (ii) Mr. West is indicted for, convicted of, or enters a plea of guilty or nolo contendere to, (x) a felony or (y) a misdemeanor involving moral turpitude; (iii) in carrying out his duties under the West Agreement, Mr. West engages in (x) gross negligence causing material harm to us or our business or reputation, (y) willful and material misconduct or (z) willful and material breach of fiduciary duty; or

(iv) Mr. West willfully and materially breaches (x) the restrictive covenants described in the West Agreement or (y) certain material written policies of EDMC, as in effect on the effective date of the West Agreement.

Upon an eligible termination for any reason, Mr. West will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable Company arrangements. Under the West Agreement, if Mr. West is terminated during his term other than for cause, or by Mr. West for good reason, Mr. West is entitled to a lump sum severance payment of (i) one and one-half times (or three times if the date of termination is in anticipation of or within two years following a change of control, as defined in the 2006 Stock Option Plan) the sum of Mr. West’s base salary plus the target annual bonus and (ii) a pro-rata annual bonus based on his actual annual bonus. “Good reason,” as that term is used above, includes (a) any material diminution of authorities, titles or offices, (b) any change in the reporting structure such that Mr. West reports to someone other than the Board, (c) a relocation of primary place of employment by more than 50 miles, (d) a material breach of ours of any material obligation to Mr. West, (e) any failure of ours to obtain the assumption in writing of our obligation to perform the West Agreement by any successor following a change of control and (f) any failure to re-elect Mr. West as a member of the Board. If we terminate the West Agreement effective upon expiration of the term with timely notice to Mr. West, and Mr. West elects to terminate his employment within 30 days after the end of the term, then such termination will be treated as a termination without cause under the West Agreement.

The West Agreement contains non-competition, non-solicitation and confidentiality covenants. The non-competition provision continues for a period of 18 months following termination of employment.

Beekhuizen Employment Agreement. Effective August 27, 2013, the Company entered into an Employment Agreement with Mr. Beekhuizen (the “Beekhuizen Agreement”). Pursuant to the Beekhuizen Agreement, Mr. Beekhuizen will serve as the Company’s Chief Financial Officer during the three-year term of the Agreement, which is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 180 days prior to any renewal date. The Beekhuizen Agreement provides for a base salary of $500,000, which will be reviewed annually and may be adjusted upward by the Board of Directors (the “Board”) or a Committee thereof, in its discretion, based on competitive data and Mr. Beekhuizen’s performance. Mr. Beekhuizen is also eligible to participate in various employee benefit plans and programs we maintain for our employees.

Mr. Beekhuizen is also eligible to receive an annual target bonus of 125% of his annual base salary under the Company’s management incentive compensation plan, which provides for the payment of bonuses based on the attainment of specified goals and objectives. Pursuant to the Beekhuizen Agreement, Mr. Beekhuizen also received a grant of options to purchase an aggregate of 950,000 shares (the “Underlying Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which vest 25% per year on each of the first four anniversaries of the date of the grant. Prior to the eighth anniversary of the grant date, Mr. Beekhuizen may exercise such options when vested, but may not dispose of 633,333 of the Underlying Shares unless and until one or more of the investment funds associated with Providence Equity Partners or Goldman Sachs Capital Partners that are invested in the Common Stock sell a portion of their holdings of Common Stock.

Until the earlier of December 31, 2014, or the date that Mr. Beekhuizen permanently relocates to Pittsburgh, Pennsylvania, Mr. Beekhuizen shall be provided with a furnished apartment in Pittsburgh, and be reimbursed for reasonable travel expenses, including gross-up payments, if applicable, for weekly round trips to and from the New York, New York, metropolitan area. In accordance with the Company’s relocation policy, the Company shall bear the cost of customary relocation expenses to Mr. Beekhuizen, including tax gross-up payments, if necessary.

The Company may terminate the Beekhuizen Agreement with or without Cause (as defined in the Agreement), and Mr. Beekhuizen may resign, in each case (other than in the case of a termination for Cause), upon 30 days’ advance written notice to the other party. Except in the case of Mr. Beekhuizen’s death or disability, if Mr. Beekhuizen is terminated during his term other than for Cause, or if Mr. Beekhuizen terminates his employment with the Company for Good Reason, he is entitled to receive a lump sum severance payment of (i) one and one-half times (or two times if the date of termination is In Anticipation Of (as defined in the Agreement) or within two years following a Change of Control (as defined in the 2012 Omnibus Long-Term Incentive Plan or successor long-term incentive plan)) the sum of Mr. Beekhuizen’s base salary plus his target annual bonus and (ii) a pro-rata annual bonus based on his actual annual bonus conditioned upon the execution and delivery of a general release of claims against the Company). The Agreement also provides for certain payments to Mr. Beekhuizen or to his estate, as applicable, in the event that Mr. Beekhuizen’s employment with the Company terminates as a result of his death or disability.

“Good Reason,” as that term is used above, includes (a) any material diminution of authorities, titles or offices, or the assignment to Mr. Beekhuizen of duties that materially impair his ability to perform the duties normally assigned to an executive in his role at a corporation of the size and nature of the Company, (b) any change in the reporting structure such that Mr. Beekhuizen reports to someone other than the Chief Executive Officer, (c) any relocation of the Company’s principal office or Mr. Beekhuizen’s primary place of employment to a location more than 400 miles from New York, New York, (d) a material breach by the Company or any of its affiliates of any material obligation to Mr. Beekhuizen and (e) any failure by the Company to obtain the assumption in writing of its obligation to perform the Agreement by any successor to all or substantially all of the assets of the Company within fifteen (15) days after any merger, consolidation, sale or similar transaction, except where such assumptions occurs by operation of law.

The Beekhuizen Agreement contains non-competition, non-solicitation, non-disparagement, and confidentiality covenants. The non-competition provision continues for a period of 18 months following termination of employment.

Other Executive Employment Agreements. The employment agreements with Messrs. Finuf and Mazzoni and Ms. DiBattiste include the following terms:

•

An initial three-year term, with one-year automatic renewals unless terminated on 180 days’ advance notice, provided that if we terminate the agreement effective upon expiration of the term with timely notice to the executive, and the executive elects to terminate the employment within 30 days after the end of the term, then such termination will be treated as a termination without cause under the employment agreement;

•	An annual base salary which is reviewed annually and may be adjusted upward by the Board of Directors, plus a target bonus based on a percentage of the executive’s annual salary;

•	Employee benefits under the various benefit plans and programs we maintain for our employees;

•	Participation in the EDMC stock option plan;

•

Monthly salary and bonus payments for 12 months upon a termination without “cause” or a resignation for “good reason,” provided that the period of monthly payments increases to two years if the termination without cause or resignation for good reason if the date of termination is in anticipation of or within two years following a change of control, as defined in the 2006 Stock Option Plan;

•

“Cause” means (i) the individual’s willful and continued failure to use his best efforts to perform his reasonably assigned duties (other than on account of disability); (ii) the individual is indicted for, convicted of, or enters a plea of guilty or nolo contendere to, (x) a felony or (y) a misdemeanor involving moral turpitude; (iii) the individual engages in (x) gross negligence causing material harm to us or our business or reputation, (y) willful and material misconduct or (z) willful and material breach of fiduciary duty; or (iv) the individual willfully and materially breaches (x) the restrictive covenants described in his respective agreement or (y) certain material written policies, as in effect on the effective date of the agreement;

•

“Good reason” means the occurrence of any of the following events without either the individual’s prior written consent or full cure within 30 days after he or she gives written notice to us describing the event and requesting cure: (i) the reassignment of the individual to a position that is not a corporate officer level position or the assignment of the individual of duties that are not consistent with such corporate officer level position; (ii) any relocation of the individual’s principal place of employment; (iii) any material breach by us or any of our affiliates of any material obligation to the individual; or (iv) any failure of ours to obtain the assumption in writing of our obligation to perform his or her respective agreement by any successor to all or substantially all of our assets within 15 days after any merger, consolidation, sale or similar transaction, except where such assumption occurs by operation of law;

•	Noncompetition, confidentiality and nonsolicitation restrictive covenants for a period of 12 months after termination of employment;

•

In the event of the executive’s disability, continuation of all compensation and benefits through the earlier to occur of the next anniversary of the date of the employment agreement or the date of the executive’s death, provided that the obligation to pay the executive’s base salary will be reduced by the amounts paid to the executive under any long-term disability insurance plan that we sponsor or otherwise maintain and that in no event will our total annual obligation for base salary payments to the executive be greater than an amount equal to two-thirds of the executive’s base salary; and

•

In the event of the executive’s death, six months of salary, a pro-rata bonus for the year of death and six months of bonus payments based on the higher of (i) the average bonus paid to the executive in each of the last three years, and (ii) the bonus paid to the executive in the most recent 12 month period (annualized for any partial year payments).

The time-vested stock option agreements entered into with each of our executive officers provide for additional vesting in the event that the executive is terminated without cause or resigns for good reason prior to the executive’s time vested options becoming fully vested.

Solely with regard to the employment agreement for Ms. DiBattiste, for fiscal year 2013, the Company shall pay to Ms. DiBattiste a bonus of $100,000, and for fiscal year 2014, her annual bonus shall be equal to 100% of her target annual bonus amount. Additionally, until the earlier of April 30, 2015 or the date Ms. DiBattiste relocates to the metropolitan Pittsburgh, Pennsylvania area, the Company will provide her with a furnished apartment in Pittsburgh and will reimburse her for reasonable travel expenses for travel between Virginia and Pittsburgh and tax gross-up payments, if applicable, for weekly round trips to and from Pittsburgh and Virginia.

Effective July 14, 2013, the Company and Mr. Mazzoni agreed to terminate his employment. Mr. Mazzoni received a 2013 MICP bonus equal to 100% of his target and is also entitled to receive severance payments equal to his base salary for 12 months less applicable withholding taxes and an additional bonus of $392,280 less applicable withholding taxes. These severance payments are to be made over a six month period commencing six months and one day following termination of employment, with $392,820 payable in a lump sum on January 15, 2013 and the balance of the severance payments to be made in six equal monthly installments of $65,470 per month. Medical, dental, and vision benefits will continue for 12 months from termination with the Company paying the same pro rata portion of Mr. Mazzoni’s monthly premium as it pays for him as an active employee. Mr. Mazzoni will also receive outplacement services or a cash payment equal o the estimated value of $15,000 no later than January 15, 2014. Commencing July 15, 2013, Mr. Mazzoni will perform services as a consultant to the Company through December 31, 2013 at a rate of $200 per hour.

Outstanding Equity Awards at June 30, 2013

The following table provides information regarding outstanding stock options and RSUs held by the Named Executive Officers at June 30, 2013.

	Option Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date
Edward H. West	8/14/2012	—	1,000,000	(3)	—	$3.20	8/14/2022
	9/13/2012	—	308,531	(3)	—	3.59	10/1/2019
	9/13/2012	—	269,230	(3)	—	3.59	9/30/2020
	9/13/2012	—	212,765	(3)	—	3.59	11/3/2021
	9/13/2012	—	—		205,432	3.59	8/1/2017
	9/13/2012	—	205,432	(2)	—	3.59	8/1/2017
	9/13/2012	—	—		30,405	3.59	6/28/2018
	9/13/2012	—	30,405	(2)	—	3.59	6/28/2018
	10/2/2012	—	1,000,000	(3)	—	3.03	10/02/2022

Mick J. Beekhuizen	4/16/2013	—	950,000	(3)	—	4.74	4/16/2023

Carol A. DiBattiste	4/16/2013	—	70,000	(3)	—	4.74	4/16/2023

Danny D. Finuf	9/13/2012	—	57,692	(3)	—	3.59	9/30/2020
	9/13/2012	—	49,645	(3)	—	3.59	11/3/2021
	9/13/2012	—	27,772	(2)	—	3.59	12/5/2017
	9/13/2012	—	—		27,772	3.59	12/5/2017
	9/13/2012	—	15,426	(3)	—	3.59	10/1/2019
	9/13/2012	—	—		4,111	3.59	10/1/2019
	9/13/2012	—	4,109	(2)	—	3.59	6/28/2018
	11/02/2012	—	125,000	(3)	—	3.30	11/02/2022
	06/11/2013	—	100,000	(3)	—	7.03	6/11/2023

John M. Mazzoni	9/13/2012	—	99,381	(2)	—	3.59	12/5/2017
	9/13/2012	—	—		99,381	3.59	12/5/2017
	9/13/2012	—	57,692	(3)	—	3.59	9/30/2020
	9/13/2012	—	49,645	(3)	—	3.59	11/3/2021
	9/13/2012	—	15,426	(3)	—	3.59	10/1/2019
	9/13/2012	—	14,709	(2)	—	3.59	6/28/2018
	9/13/2012	—	—		14,709	3.59	6/28/2018
	11/02/2012	—	125,000	(3)	—	3.30	11/02/2022

Todd S. Nelson	9/13/2012	—	847,003	(2)	—	3.59	3/9/2018
	9/13/2012	—	—		847,003	3.59	3/9/2018
	9/13/2012	—	75,061	(2)	—	3.59	3/30/2018
	9/13/2012	—	154,265	(3)	—	3.59	10/1/2019
	9/13/2012	—	307,692	(3)	—	3.59	9/30/2020
	9/13/2012	—	38,461	(3)	—	3.59	10/12/2020
	9/13/2012	—	230,496	(3)	—	3.59	11/03/2021

	Option Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date
Randall J. Killeen	9/13/2012	—	9,972	(2)	—	3.59	7/24/2019
	9/13/2012	—	—		9,972	3.59	7/24/2019
	9/13/2012	—	12,341	(3)	—	3.59	10/1/2019
	9/13/2012	—	21,769	(3)	—	3.59	9/30/2020
	9/13/2012	—	20,780	(3)	—	3.59	11/3/2021
	11/2/2012	—	62,500	(3)	—	3.30	11/2/2022

	Stock Awards
	Grant Date	Number of Shares or Units of Stock that Have Not Vested(4)	Market Value of Units or Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested
Edward H. West	—	—	—	—	—
Mick J. Beekhuizen	—	—	—	—	—
Carol A. DiBattiste	4/16/2013	225,000	1,066,500	—	—
Danny D. Finuf	11/2/2012	50,000	165,000	—	—
John M. Mazzoni	11/2/2012	50,000	165,000	—	—
Todd S. Nelson	—	—	—	—	—
Randall J. Killeen	11/2/2012	25,000	82,500	—	—

(1)	Represents performance-vested stock options that vest based on the greater of (i) the cumulative number of shares sold by the Principal Shareholders as a percentage of all shares purchased by the Principal Shareholders in connection with the Transaction, and (ii) the attainment of the specified returns on invested capital in EDMC by the Principal Shareholders.
(2)	Represents time-based stock options which vest over a five-year period from the date of grant, with 20% vesting on the first anniversary of the date of grant and 20% vesting on each of the next four anniversaries of the date of grant.
(3)	Represents time-based stock options which vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and 25% vesting on each of the next three anniversaries of the date of grant.
(4)	Represents time-based RSU grants which vest over a four-year period, with with 25% vesting on the first anniversary of the date of grant and 25% vesting on each of the next three anniversaries of the date of grant, except in the case of 100,000 RSUs granted to Ms. DiBattiste, which vest 50% on each of the six months after the date of grant and the first anniversary of the grant date.

Options Exercised and Stock Vested during the Fiscal Year Ended June 30, 2013

None of the Named Executive Officers exercised any stock options during fiscal 2013.

Pension Benefits

None of the Named Executive Officers receive pension benefits.

Nonqualified Deferred Compensation

The following table sets forth the nonqualified deferred compensation received by the Named Executive Officers during fiscal 2013.

	Aggregate Balance at 6/30/12 ($)	Executive Contributions in Fiscal 2013 ($)	Registrant Contributions in Fiscal 2013 ($)*	Aggregate Earnings in Fiscal 2013 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 6/30/13 ($)
Edward H. West	367,027	—	54,098	104,635	—	525,760
Mick J. Beekhuizen	—	—	—	—	—	—
Carol A. DiBattiste	—	—	—	—	—	—
Danny D. Finuf	—	—	—	—	—	—
John M. Mazzoni	293,624	—	29,988	40,024	—	363,636
Todd S. Nelson	—	3,560	2,797	-18	—	6,339
Randall J. Killeen	35,389	2,991	8,177	2,984	—	49,541

*	The amounts in this column are reported as compensation in the All Other Compensation column of the Summary Compensation Table.

We have a nonqualified deferred compensation plan for key executives, officers and certain other employees to allow compensation deferrals in addition to the amounts that may be deferred under the 401(k) plan. Participants in the deferred compensation plan may defer up to 100% of their annual cash compensation. While we do not match any portion of a participant’s contribution to the deferred compensation plan, participants who do not receive the full employer match on their contribution to the 401(k) plan due to Internal Revenue Code limitations on individual contributions to the 401(k) plan may have the matching contribution they would have received absent the Internal Revenue Code limitation contributed to the deferred compensation plan on their behalf. We currently match 100% of employee contributions to the 401(k) plan for up to 6% of compensation. The investment options available in the deferred compensation plan are similar to those offered in the 401(k) plan, except that one managed investment fund available to participants in the 401(k) plan is not an investment option for the deferred compensation plan and one managed investment fund available to participants in the deferred compensation plan is not available to 401(k) plan participants. Plan benefits are paid from our assets.

Potential Payments Upon Termination or Change in Control

This section describes payments that may be made to the Company’s Named Executive Officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on June 30, 2013 (except as otherwise noted). All payments to an executive described below are conditioned on the executive’s execution, delivery and non-revocation of a valid and enforceable general release of claims.

We may terminate the employment agreements with each of the Named Executive Officers with or without cause and the executive may resign in each case, other than a termination for cause, upon 30 days’ advance written notice to the other party. Upon an eligible termination for any reason, the executive will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If the executive is terminated for cause or if the executive terminates his employment other than for good reason, any annual bonus earned will be forfeited.

The terms “cause” and “good reason” for each executive employment agreement are described above under “Employment Agreements.”

The term “change in control” for each executive employment generally means a transaction or occurrence immediately following which the Principal Shareholders, in the aggregate, cease to beneficially own securities of the Company representing a majority of the outstanding voting power entitled generally to vote for the election of directors.

Other material terms of the employment agreements with the Named Executive Officers addressing payments upon termination or a change of control are as follows:

Todd S. Nelson

If Mr. Nelson is terminated by the Company other than for cause, or if Mr. Nelson terminates his employment with good reason, Mr. Nelson is entitled to a lump sum severance payment equal to (i) one and one-half times (or three times if the termination is in anticipation of or within two years after a change in control) the sum of his annual base salary plus his target annual bonus, and (ii) a pro-rated annual bonus based on his target annual bonus. Mr. Nelson is also entitled to reimbursement for COBRA premiums in the amount of COBRA premiums charged to Mr. Nelson minus the amount charged to actively employed senior executives for like coverage not to exceed 18 months.

In addition, the Nelson Agreement will terminate prior to its scheduled expiration date in the event of Mr. Nelson’s death or disability. In the event of his death or disability during the employment term, the Company will pay Mr. Nelson or his estate, as applicable, in addition to any accrued unpaid amounts, his pro-rated annual bonus for the year of such termination.

Edward H. West

If Mr. West is terminated by the Company other than for cause, or if Mr. West terminates his employment with good reason, then Mr. West is entitled to a lump sum severance payment of (i) one and one-half times (or three times if the date of termination is in anticipation of or within two years following a change in control) the sum of Mr. West’s base salary plus the target annual bonus, and (ii) a pro-rated annual bonus based on his actual annual bonus. Mr. West is also entitled to reimbursement for COBRA premiums, in the amount of COBRA premiums charged to Mr. West minus the amount charged to actively employed senior executives for like coverage not to exceed 18 months.

In addition, the West Agreement will terminate prior to its scheduled expiration date in the event of death or disability. In the event of Mr. West’s death during the employment term, we will continue to pay his base salary for a period of six months following the date of his death and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements in addition to a pro-rated annual bonus payment based on his target annual bonus for the year of such termination and an amount equal to one-twelfth of his average annual bonus paid with respect to the most recent three fiscal years or, if greater, the most recent twelve month period, for each of the six months following such termination.

Mick J. Beekhuizen

If Mr. Beekhuizen is terminated by the Company other than for cause, or if Mr. Beekhuizen terminates his employment with good reason, then Mr. Beekhuizen is entitled to a lump sum severance payment of (i) one and one-half times (or two times if the date of termination is in anticipation of or within two years following a change in control) the sum of Mr. Beekhuizen’s base salary plus the target annual bonus, and (ii) a pro-rated annual bonus based on his actual annual bonus. Mr. Beekhuizen is also entitled to reimbursement for COBRA premiums, in the amount of COBRA premiums charged to Mr. Beekhuizen minus the amount charged to actively employed senior executives for like coverage not to exceed 18 months.

In addition, the Beekhuizen Agreement will terminate prior to its scheduled expiration date in the event of death or disability. In the event of Mr. Beekhuizen’s death during the employment term, we will continue to pay his base salary for a period of six months following the date of his death and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements in addition to a pro-rated annual bonus payment based on his target annual bonus for the year of such termination and an amount equal to one-twelfth of his average annual bonus paid with respect to the most recent three fiscal years or, if greater, the most recent twelve month period, for each of the six months following such termination.

Agreements with Messrs. Finuf and Mazzoni and Ms. DiBattiste

If any of Messrs. Finuf or Mazzoni or Ms. DiBattiste is terminated by the Company other than for cause, or any of the executives terminates his employment with good reason, then the executive is entitled to severance payment of (i) one times (or two times if the termination is in anticipation of or within two years following a change in control) the sum of the executive’s base salary plus the target annual bonus, and (ii) a pro-rated annual bonus based on his target annual bonus. Severance payments are made on a monthly basis except in the event of a termination in anticipation of or within two years following a change of control, in which case the payment will be made in a lump sum. Each executive is also entitled to continuation of welfare benefits minus the amount charged to actively employed senior executives for like coverage not to exceed twelve months.

In addition, the employment agreements with Messrs. Finuf and Mazzoni and Ms. DiBattiste will terminate prior to their respective scheduled expiration date in the event of death or disability. In the event of the executive’s death during the employment term, we will continue to pay to the executive’s designee or his estate the executive’s base salary and pro rata target annual bonus for a period of six months in addition to a pro-rated annual bonus payment based on his target annual bonus for the year of such termination. In the event of the executive’s disability, the employment agreement will not terminate until the anniversary date of the agreement next following the date that the executive is determined to be disabled. For the period from the date the executive is determined to be disabled through the earlier of the next anniversary date of the date of the employment agreement or the date of the executive’s death, we will continue to provide the executive all compensation and benefits provided for under the agreement, provided that our obligation to pay the executive’s base salary will be reduced by the amounts paid to the executive under any long-term disability insurance plan and our total annual obligation for the executive’s base salary will not exceed two-thirds of the executive’s base salary.

Table of Benefits Upon Termination Events

The following tables show potential payments to the Named Executive Officers upon termination of employment assuming a June 30, 2013 termination date. In connection with the amounts shown in the table, stock option benefit amounts for each option as to which vesting will be accelerated upon the occurrence of the termination event is equal to the product of the number of shares underlying the option multiplied by the difference between the exercise price per share of the option and the market value of the stock on June 30, 2013.

Edward H. West

	Without Cause or For Good Reason		For Cause or Without Good Reason	Change in Control or Sale of Business(1)		Disability	Death
Compensation:
Base Salary and Target Bonus	$1,917,024	(2)	—	$3,834,047	(3)	$1,088,680	$639,008
Target Bonus in Year of Termination	710,009		—	710,009		710,009	710,009
Stock Options(4)	2,983,426		—	7,572,266		—	—
Benefits and Perquisites:
Health and Welfare Benefits(5)	32,640		—	32,640		32,640	—
Outplacement Services	—		—	—		—	—
Life Insurance Proceeds	—		—	—		—	500,000
Disability Benefits			—				—
Accrued Vacation Pay	—		—	—		—	—
Excise Tax and Gross-Up	—		—	—		—	—

Total:	$5,643,099		$—	$12,148,962		$1,831,329	$1,849,017

(1)	Applicable if Mr. West is terminated without cause or terminates his employment for good reason in anticipation of or within two years after the occurrence of a change in control.
(2)	Consists of one and one-half times the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(3)	Consists of three times the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus. The West Agreement was amended effective October 2, 2012 to, among other matters, provide for a payment equal to three times, rather than two times, such amount.
(4)	Assumes fair market value of $5.62 per share, the closing price of our stock on June 28, 2013.
(5)	Amount equals the Company’s estimated expense of providing Mr. West with COBRA health insurance benefits for 18 months after termination.

Mick J. Beekhuizen

	Without Cause or For Good Reason		For Cause or Without Good Reason	Change in Control or Sale of Business(1)		Disability	Death
Compensation:
Base Salary and Target Bonus	$1,687,500	(2)	—	$2,250,000	(3)	$958,333	$250,000
Target Bonus in Year of Termination	—		—	—		—	—
Stock Options and RSUs(4)	209,000		—	836,000		—	—
Benefits and Perquisites:
Health and Welfare Benefits(5)	12,516		—	12,516		12,516	—
Outplacement Services	—		—	—		—	—
Life Insurance Proceeds	—		—	—		—	500,000
Disability Benefits	—		—	—		—	958,333
Accrued Vacation Pay	—		—	—		—	—
Excise Tax and Gross-Up	—		—	—		—	—

Total:	$1,909,016		$—	$3,098,516		$970,849	$1,708,333

(1)	Applicable if Mr. Beekhuizen is terminated without cause or terminates his employment for good reason in anticipation of or within two years after the occurrence of a change in control.
(2)	Consists of one and one-half times the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(3)	Consists of two times the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(4)	Assumes fair market value of $5.62 per share, the closing price of our stock on June 28, 2013.
(5)	Amount equals the Company’s estimated expense of providing Mr. Beekhuizen with COBRA health insurance benefits for 18 months after termination.

Carol A. DiBattiste

	Without Cause or For Good Reason		For Cause or Without Good Reason	Change in Control or Sale of Business(1)		Disability	Death
Compensation:
Base Salary and Target Bonus	$1,089,000	(2)	—	$2,178,000	(3)	$887,333	$544,500
Target Bonus in Year of Termination	100,000		—	100,000		100,000	100,000
Stock Options and RSUs(4)	1,174,525		—	1,326,100		—	—
Benefits and Perquisites:
Health and Welfare Benefits(5)	12,516		—	12,516		12,516	—
Outplacement Services	15,000		—	15,000		—	—
Life Insurance Proceeds	—		—	—		—	500,000
Disability Benefits	—		—	—		—	—
Accrued Vacation Pay	—		—	—		—	—
Excise Tax and Gross-Up	—		—	—		—	—

Total:	$2,391,041		$—	$3,631,616		$999,849	$1,144,500

(1)	Applicable if Ms. DiBattiste is terminated without cause or terminates her employment for good reason in anticipation of or within two years after the occurrence of a change in control.

(2)	Consists of one and one-half times the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(3)	Consists of two times the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(4)	Assumes fair market value of $5.62 per share, the closing price of our stock on June 28, 2013.
(5)	Amount equals the Company’s estimated expense of providing Ms. DiBattiste with COBRA health insurance benefits for 18 months after termination.

Danny D. Finuf

	Without Cause or For Good Reason		For Cause or Without Good Reason	Change in Control or Sale of Business(1)		Disability		Death
Compensation:
Base Salary and Target Bonus	$900,000	(2)	—	$1,800,000	(3)	$750,000	(4)	$450,000	(5)
Target Bonus in Year of Termination	450,000		—	450,000		450,000		450,000
Stock Options and RSUs(6)	377,009		—	949,650		—		—
Benefits and Perquisites:
Health and Welfare Benefits(7)	21,980		—	21,980		21,980		—
Outplacement Services	15,000		—	15,000		—		—
Life Insurance Proceeds	—		—	—		—		500,000
Disability Benefits	—		—	—		—		—
Accrued Vacation Pay	—		—	—		—		—
Excise Tax and Gross-Up	—		—	—		—		—

Total:	$1,763,989		$—	$3,236,630		$1,221,980		$1,400,000

(1)	Applicable if Mr. Finuf is terminated without cause or terminates his employment for good reason in anticipation of or within two years after the occurrence of a change in control.
(2)	Consists of the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(3)	Consists of two times the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(4)	Consists of the sum of (i) two-thirds of Mr. Finuf’s base salary for fiscal 2013 and (ii) fiscal 2013 target incentive bonus.
(5)	Consists of the sum of one-half of (i) Mr. Finuf’s fiscal 2012 base salary and (ii) the greater of his fiscal 2012 target incentive bonus and the average bonus he received in the three most recent fiscal years.
(6)	Assumes fair market value of $5.62 per share, the closing price of our stock on June 28, 2013.
(7)	Amount equals the Company’s estimated expense of providing Mr. Finuf with health and welfare benefits for twelve months after termination.

John M. Mazzoni

	Without Cause or For Good Reason		For Cause or Without Good Reason	Change in Control or Sale of Business(1)		Disability		Death
Compensation:
Base Salary and Target Bonus	$785,640	(2)	$—	$1,571,280	(3)	$654,700	(4)	$392,820	(5)
Target Bonus in Year of Termination	392,820		—	392,820		392,820		392,820
Stock Options and RSUs(6)	543,893		—	1,283,414		—		—
Benefits and Perquisites:
Health and Welfare Benefits(7)	—		—	—		—		—
Outplacement Services	15,000		—	15,000		—		—
Life Insurance Proceeds	—		—	—		—		500,000
Disability Benefits	—		—	—		—		—
Accrued Vacation Pay	—		—	—		—		—
Excise Tax and Gross-Up	—		—	—		—		—

Total:	$1,737,353		$—	$3,262,514		$1,047,520		$1,285,640

(1)	Applicable if Mr. Mazzoni is terminated without cause or terminates his employment for good reason in anticipation of or within two years after the occurrence of a change in control.
(2)	Consists of the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(3)	Consists of two times the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(4)	Consists of the sum of (i) two-thirds of Mr. Mazzoni’s base salary for fiscal 2013 and (ii) fiscal 2013 target incentive bonus.
(5)	Consists of the sum of one-half of (i) Mr. Mazzoni’s fiscal 2013 base salary and (ii) the greater of his fiscal 2013 target incentive bonus and the average bonus he received in the three most recent fiscal years.
(6)	Assumes fair market value of $5.62 per share, the closing price of our stock on June 28, 2013.
(7)	Amount equals the Company’s estimated expense of providing Mr. Mazzoni with health and welfare benefits for twelve months after termination.

Todd S. Nelson

	Without Cause or For Good Reason		For Cause or Without Good Reason	Change in Control or Sale of Business(1)		Disability	Death
Compensation:
Base Salary and Target Bonus	$2,231,270	(2)	$—	$4,462,540	(3)	$—	$—
Target Bonus in Year of Termination	826,396		—	826,396		826,396	826,396
Stock Options(4)	2,945,919		—	5,074,968		—	—
Benefits and Perquisites:
Health and Welfare Benefits(5)	32,640		—	32,640		—	—
Outplacement Services	—		—	—		—	—
Life Insurance Proceeds	—		—	—		—	500,000
Disability Benefits	—		—			—	—
Accrued Vacation Pay	—		—	—		—	—
Excise Tax and Gross-Up	—		—	—		—	—

Total:	$6,036,225		$—	$10,396,544		$826,396	$1,326,396

(1)	Applicable if Mr. Nelson is terminated without cause or terminates his employment for good reason in anticipation of or within two years after the occurrence of a change in control.
(2)	Consists of one and one-half times the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(3)	Consists of three times the sum of (i) fiscal 2013 base salary, and (ii) fiscal 2013 target incentive bonus.
(4)	Assumes fair market value of $5.62 per share, the closing price of our stock on June 28, 2013.
(5)	Amount equals the Company’s estimated expense of providing Mr. Nelson with COBRA health insurance benefits for 18 months after termination.

Randall J. Killeen*

	Without Cause or For Good Reason	For Cause or Without Good Reason	Change in Control or Sale of Business(1)	Disability	Death
Compensation:
Base Salary and Target Bonus	$—	—	$—	$—	$—
Target Bonus in Year of Termination
Stock Options and RSUs(2)	58,000	—	232,000	—	—
Benefits and Perquisites:
Health and Welfare Benefits					—
Outplacement Services					—
Life Insurance Proceeds					500,000
Disability Benefits					—
Accrued Vacation Pay
Excise Tax and Gross-Up					—

Total:	$58,000	$—	$232,000	$—	$500,000

*	Mr. Killeen resigned in August 2013.
(1)	Applicable if Mr. Killeen is terminated without cause or terminates his employment for good reason in anticipation of or within two years after the occurrence of a change in control.
(2)	Assumes fair market value of $5.62 per share, the closing price of our stock on June 28, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Our Audit Committee is responsible under its charter for the review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. Prior to our initial public offering, the Board of Directors reviewed and approved transactions with related persons. “Related person” refers to a person or entity who is, or at any point since the beginning of the last fiscal year was, a director, officer, nominee for director or five percent shareholder of us, and their immediate family members. The Audit Committee does not have a written policy regarding the approval of related person transactions. The Audit Committee applies its review procedures as a part of its standard operating procedures. In the course of its review and approval or ratification of a related person transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related person and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our shareholders; and

•	any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee at which the transaction is considered. During fiscal 2013, no related person engaged in a transaction with the Company exceeding $120,000, except as discussed below.

During fiscal 2013 South University, which is a wholly-owned subsidiary of the Company, leased facilities from two separate entities owned by John T. South, III, one of our executive officers. Total rental payments under these arrangements were approximately $0.5 million in fiscal 2013. The facilities were sold to an unrelated third party in September 2012. Mr. South paid the Company $0.8 million in connection with the closing of the sale of the properties due to the Company’s renegotiation of the leases prior to the sale.

We license student information system software from Campus Management Corp., which is owned by an investment fund associated with Leeds Equity Partners. Jeffrey T. Leeds serves on the Board as a designee of Leeds Equity Partners under the Shareholders Agreement and is President of Leeds Equity Partners. During fiscal 2013, we paid licensing, maintenance and consulting fees to Campus Management Corp. of approximately $3.2 million. We also use PeopleScout, Inc., d/b/a StudentScout, for contact management services when processing some of our inquiries from prospective students. StudentScout is owned by investment funds associated with Leeds Equity Partners. During fiscal 2013, we paid servicing fees to StudentScout of approximately $1.8 million. We also purchase certain maintenance services from Ex Libris Group, which is owned by Leed Equity Partners, in connection with which we paid approximately $0.3 million in fees during fiscal 2013.

In fiscal 2011 we entered into a $312.5 million interest rate swap agreement with an affiliate of Goldman Sachs Capital Partners which was effective as of July 1, 2011 and expires June 1, 2015. The terms of the interest rate swap agreements are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2013. In addition, we paid an affiliate of Goldman Sachs Capital Partners fees of approximately $0.7 million in connection with its role as co-manager of a $350 million refinancing under our senior credit facility in March 2012. During fiscal 2011, and in connection with the debt amendment described in Note 8 to our consolidated financial statements, the Company paid an arranger fee of $1.1 million to an affiliate of Goldman Sachs Capital Partners. Finally, the Company purchases security services from United States Security Associates (“USSA”), in which Goldman Sachs Capital Partners has an equity ownership interest, for which it paid $2.7 million to USSA during fiscal 2013. The beneficial stock ownership of Goldman Sachs Capital Partners in EDMC is described in “Security Ownership of Certain Beneficial Owners and Management.” Adrian M. Jones and Mick J. Beekhuizen (until his resignation from the Board) are designees of Goldman Sachs Capital Partners on the Board under the terms of the Shareholders Agreement.

We also do business with several companies affiliated with Providence Equity Partners, one of the Sponsors. Paul J. Salem and Peter O. Wilde are designees of Providence Equity Partners on the Board under the Shareholders Agreement. During fiscal 2013, we purchased approximately $0.7 million of personal computers and related equipment from CDW Corporation and its affiliates. We also paid approximately $0.7 million to Assessment Technologies Institute, LLC for computer software that tests the skills in various academic fields of students attending our schools. Further, we engaged Kroll Ontrack, which was purchased by investment funds associated with Providence Equity Partners in June 2011, for litigation management and electronic discovery document retention. Total fees paid to Kroll Ontrack during fiscal 2013 related to such services were approximately $0.5 million.

Shareholders Agreement

In connection with our initial public offering, certain of our shareholders, including the Sponsors, entered into a shareholders agreement, which we refer to as our “Shareholders Agreement,” that provides for the rights of Sponsors to appoint members to our Board of Directors and contains certain provisions relating to transfer restrictions. Under the terms of the Shareholders Agreement, certain private equity funds affiliated with Providence Equity Partners and certain private equity funds affiliated with Goldman Sachs Capital Partners each have the right to appoint two members to our Board of Directors, and Leeds Equity Partners has the right to appoint one member to our Board of Directors. The respective rights of Providence Equity Partners and Goldman Sachs Capital Partners to appoint directors will be reduced to the right to appoint one director if such Sponsor’s stock ownership drops below 10% of the outstanding shares of our common stock, and the right of each Sponsor to appoint directors will be eliminated if that Sponsor’s stock ownership drops below 2% of the outstanding shares of our common stock. The Shareholders Agreement also contains provisions regarding drag-along rights, tag-along rights and other transfer restrictions.

Registration Rights Agreement

In connection with the Transaction, we entered into a registration rights agreement, which was subsequently joined by Leeds Equity Partners and certain management shareholders, with certain private equity funds affiliated with Providence Equity Partners and Goldman Sachs Capital Partners and certain other institutional investors. The registration rights agreement grants to these private equity funds the right, beginning 180 days following the completion of our initial public offering, to cause us, at our expense, to use our reasonable best efforts to register shares of common stock held by the private equity funds and any securities issued in replacement of or in exchange for such shares of common stock for public resale, subject to certain limitations. The exercise of this right will be limited to three requests by the private equity funds affiliated with each of Providence Equity Partners and Goldman Sachs Capital Partners. In the event that we register any of our common stock, these private equity funds and the other shareholders party to the registration rights agreement also have the right to require us to use our reasonable best efforts to include shares of our common stock held by them in such registration, subject to certain limitations, including as determined by the applicable underwriters. The registration rights agreement also provides for our indemnification of the shareholders party to that agreement and their affiliates in connection with the registration of their securities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee, during fiscal 2013 or as of the date of this Proxy Statement, is or has been an officer or employee of the Company, and no executive officer of the Company served on the Compensation Committee or board of any company that employed any member of the Compensation Committee or the Board.

COMMUNICATIONS WITH DIRECTORS

Any interested parties may contact any individual director, the Board, the non-management directors as a group or any other group or committee of directors, by calling (412) 562-0900 or by submitting such communications in writing to the director or directors, at the following address:

Education Management Corporation

c/o Secretary

210 Sixth Avenue, 33rd Floor

Pittsburgh, Pennsylvania 15222

Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Company’s Board using the above address. All communications received as set forth above will be opened by the office of the Secretary for the purpose of determining whether the contents represent a message to our directors. Materials that are not in the nature of advertising or promotions of a product or service or patently offensive will be forwarded to the individual director, or to the Board or to each director who is a member of the group or committee to which the envelope is addressed.

2014 SHAREHOLDER PROPOSALS

If you wish to submit proposals intended to be presented at our 2014 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices no later than June 9, 2014, and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2013 proxy statement and proxy.

Any shareholder who wishes to bring a proposal outside the processes of Rule 14a-8 under the Exchange Act must provide written notice of the proposal to us at our principal executive offices no earlier than July 11, 2014 and no later than August 10, 2014; provided, however, that in the event that the 2014 Annual Meeting of Shareholders is called for a date that is not within 30 days before or after November 8, 2014, notice by shareholders in order to be timely must be received not later than the close of business on the fifth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Shareholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

OTHER MATTERS; DIRECTIONS

On the date of this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted in accordance with the best judgment of the person or persons voting such proxies. Directions to the Annual Meeting can be obtained by contacting EDMC’s Investor Relations at (412) 562-0900.

2013 ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for fiscal 2013 has been mailed to all shareholders entitled to notice of and to vote at the 2013 Annual Meeting of Shareholders. Our report on Form 10-K, as defined, is not incorporated into this Proxy Statement and shall not be deemed to be solicitation material. A copy of our Form 10-K is also available without charge from our Company website at www.edmc.edu under “Investor Relations” or upon written request to: Investor Relations, Education Management Corporation, 210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY CARD.

By order of the Board of Directors,

J. Devitt Kramer
Senior Vice President, General Counsel and Secretary
October 7, 2013
Pittsburgh, Pennsylvania

APPENDIX A

EDUCATION MANAGEMENT CORPORATION

AMENDED 2012 OMNIBUS LONG-TERM INCENTIVE PLAN

EDUCATION MANAGEMENT CORPORATION, a Pennsylvania corporation (the “Company”), sets forth herein the terms of its Amended 2012 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, non-employee members of the Board, key employees, consultants and advisors, and to motivate such officers, non-employee members of the Board, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, annual incentive awards other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Annual Incentive Award” means an Award that has a performance period that generally is the Company’s fiscal year (currently July 1st through June 30th).

2.3. “Annual Incentive Target” means the amount of the Annual Incentive Award payable under the Plan for a particular performance period upon attainment of 100% of the performance goals. The Annual Incentive Target may be expressed as a percentage of Base Salary or a fixed amount of cash.

2.4. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Annual Incentive Award, other Stock-based Award or cash award under the Plan.

2.5. “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

2.6. “Base Salary” means the Grantee’s annualized rate of base cash salary in effect on the 90th day of the performance period, provided however that Base Salary (a) excludes bonuses, incentive compensation, employer contributions to employee benefit plans, and other forms of irregular payments, reimbursements and fringe benefits, and (b) includes any compensation that is deferred by the Grantee under an employee benefit plan for the performance period. If a Grantee’s rate of base cash salary changes after the 90th day of the performance period, the Grantee’s Base Salary will be pro-rated accordingly.

2.7. “Board” means the Board of Directors of the Company.

2.8. “Business Combination” shall have the meaning set forth in Section 16.2.

2.9. “Cause” shall be defined as that term is defined in a Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company and unless otherwise provided in an applicable Award Agreement with the Company or an Affiliate: (i) engaging in any act, or failure to act, or misconduct that is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of (or entering a plea of guilty or nolo contendere to) a criminal offense (other than minor traffic offenses); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting a Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or any Affiliate’s government licenses, permits or approvals, which is primarily due to the Service Provider’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider’s Services.

2.10. “Change in Control” shall have the meaning set forth in Section 16.2.

2.11. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.12. “Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may, in its discretion, designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee). The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Covered Employees intended to constitute Performance Awards, to the extent required by Code Section 162(m), “Committee” means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, “Committee” means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.

2.13. “Company” means Education Management Corporation, a Pennsylvania corporation, or any successor corporation.

2.14. “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.01 per share.

2.15. “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code as qualified by Section 13.4 herein.

2.16. “Disability” means, as determined by the Company and unless otherwise provided in an applicable Award Agreement with the Company or an Affiliate, that the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, “Disability” means “permanent and total disability” as set forth in Section 22(e)(3) of the Code.

2.17. “Effective Date” means September 27, 2013.

2.18. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.19. “Fair Market Value” of a share of Common Stock as of a particular date shall mean (1) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (2) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A).

2.20. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.21. “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee in the Award Agreement.

2.22. “Grantee” means a person who receives or holds an Award under the Plan.

2.23. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24. “Incumbent Board” shall have the meaning set forth in Section 16.2.

2.25. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.27. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.28. “Outside Director” means a member of the Board who is not an officer or employee of the Company or an Affiliate, determined in accordance with the requirements of Section 162(m) of the Code.

2.29. “Outstanding Company Common Stock” shall have the meaning set forth in Section 16.2.

2.30. “Outstanding Company Voting Securities” shall have the meaning set forth in Section 16.2.

2.31. “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period of from one (1) to five (5) years.

2.32. “Person” shall have the meaning set forth in Section 16.2.

2.33. “Plan” means this Education Management Corporation Amended 2012 Omnibus Long-Term Incentive Plan.

2.34. “Principal Stockholders” means GS Capital Partners V Fund, L.P., a Delaware limited partnership, GS Capital Partners V Offshore Fund, L.P., a Cayman Islands exempted limited partnership, GS Capital Partners V GmbH & Co. KG, a limited partnership formed under the laws of the Federal Republic of Germany, GS Capital Partners V Institutional, L.P., a Delaware limited partnership, Providence Equity Partners V L.P., a Delaware limited partnership, Providence Equity Partners V-A L.P., a Delaware limited partnership, Providence Equity Partners IV L.P., a Delaware limited partnership, Providence Equity Operating Partners IV L.P., a Delaware limited partnership and Leeds Equity Partners IV, L.P., a Delaware limited partnership.

2.35. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.36. “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.37. “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.38. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.39. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.40. “SEC” means the United States Securities and Exchange Commission.

2.41. “Section 409A” shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

2.42. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.43. “Separation from Service” means a termination of Service by a Service Provider, as determined by the Committee, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.44. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.45. “Service Provider” means an employee, officer, non-employee member of the Board, consultant or advisor of the Company or an Affiliate.

2.46. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.47. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.48. “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

2.49. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.50. “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

2.51. “Transaction” shall have the meaning set forth in Section 16.1.

3.	ADMINISTRATION OF THE PLAN

3.1.	General.

The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. Except as specifically provided in Section 15 or as otherwise may be required by applicable law, regulatory requirement or the articles of incorporation or the bylaws of the Company, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan; provided, that the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Committee shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act or who are not Covered Employees. To the extent that the Committee delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Committee.

3.2.	Restrictions; No Repricing.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that causes the Option or SAR to become subject to Section 409A, without the Grantee’s written prior approval. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 16. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3.	Award Agreements.

The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

If any of the Company’s financial statements are required to be restated, the Company may recover all or a portion of any Award made to any Grantee with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered shall be the amount, as determined by the Committee, by which the affected Award exceeds the amount that would have been payable had the financial statements been initially filed as restated. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law.

3.4.	Deferral Arrangement.

The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.6.	Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 16 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 20,900,000, plus a number of shares equal to the number of shares subject to stock options granted under the Company’s 2006 Stock Plan and the Company’s Omnibus Long-Term Incentive Plan that are canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number of shares underlying such stock options or otherwise terminated without delivery of shares to the grantees (excluding any shares that are canceled as the result of the 2012 Option Exchange Program). 8,450,000 of such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. Subject to adjustments in accordance with Section 15, the maximum number of each type of Award (other than cash-based Performance Awards) intended to constitute “performance-based compensation” under Code Section 162(m) granted to any Grantee in any thirty-six (36) month period shall not exceed the following: Options: 20,900,000; SARs: 20,900,000; Restricted Stock: 12,540,000; Restricted Stock Units: 12,540,000 and other Stock-based Performance Awards (including Annual Incentive Awards): 10,450,000.

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments in accordance with Section 16. If the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that an Award under the Plan or a stock option granted under the Company’s 2006 Stock Option Plan or the Company’s Omnibus Long-Term Incentive Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award or stock option, or otherwise terminated without delivery of shares to the Grantee (excluding any shares that are canceled as the result of the 2012 Option Exchange Program), the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or stock option granted under the Company’s 2006 Stock Option Plan or the Company’s Omnibus Long-Term Incentive Plan, or separately surrendered by the Grantee in payment of any exercise price or taxes relating to such an Award or stock option shall be deemed to constitute shares not delivered to the Grantee and will be available under Plan. In addition, in the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan. References in this Section 4 to the “2012 Option Exchange Program” are references to the option exchange program described in the related Schedule 14C Information Statement to be filed with the SEC.

5.	EFFECTIVE DATE, DURATION, AND AMENDMENTS

5.1.	Term; Stockholder Approval.

The Plan shall be effective as of the Effective Date. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2. The Plan is subject to approval by the stockholders of the Company, which approval must occur, if at all, within 12 months of the Effective Date. Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before such date.

5.2.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers.

Subject to this Section 6, Awards may be made to any Service Provider, including any Service Provider who is an officer, Non-employee member of the Board, consultant or advisor of the Company or of any Affiliate, as the Committee shall determine and designate from time to time in its discretion.

6.2.	Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Committee and stated in the Award Agreement.

8.3.	Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) the number set forth in the related Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.6.	Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 16 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment.

An SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Committee. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be fixed at the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. An SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR.

9.2.	Other Terms.

The Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4.	Payment of SAR Amount.

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Committee) in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii) the number of shares of Stock with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.	Restrictions.

At the time of grant, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 13.1 and 13.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2.	Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have rights as stockholders of the Company.

10.4.	Rights of Holders of Restricted Stock Units.

10.4.1.	Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified in Section 18.9.1 for short term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which dates or events such Restricted Stock Units shall be settled.

10.4.2.	Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement, holders of Restricted Stock Units shall not have rights as stockholders of the Company.

10.4.3.	Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.	Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Committee, in consideration for past Services rendered.

10.6.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

11.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

12.	TERMS AND CONDITIONS OF ANNUAL INCENTIVE AWARDS

12.1.	Grant of Annual Incentive Awards.

Subject to the terms of the Plan, Annual Incentive Awards may be granted to Grantees in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, subject to the terms of this Section 12.

12.2.	Eligibility to Receive Annual Incentive Awards.

Except as otherwise provided in this Plan for Covered Employees, employees shall become Grantees of an Annual Incentive Award only if they are employed on or before March 15th of the applicable performance period or such other time as the Committee, in its discretion, may designate, and are approved by the Committee or any delegatee of the Committee to receive an Annual Incentive Award.

12.3.	Performance Period for Annual Incentive Awards.

Unless otherwise determined by the Committee, the performance period for any Annual Incentive Award generally shall be the Company’s fiscal year, which currently begins July 1st and ends June 30th.

12.4.	Determination of Annual Incentive Targets.

The Committee shall establish an Annual Incentive Target, the payment of which shall be conditioned on achievement of 100% of the performance goals for the performance period and the employment requirements set forth in this Plan.

12.5.	Determination of Performance Goals.

Each performance period, the Committee shall establish the performance goals based on one or more of the business criteria as selected by the Committee for the Plan Year. The Committee also shall establish a formula for determining the percentage of the Annual Incentive Target that may become payable based upon the level of attainment of each performance goal for the performance period. In no event, however, may the percentage of the Annual Incentive Target exceed the maximum amount payable for Performance Awards as described under Section 13.2.4. Annual Incentive Targets, performance goals, and business criteria may differ from Grantee to Grantee.

12.6.	Communication of Grants of Annual Incentive Awards.

Grants of Annual Incentive Awards shall be evidenced by Award Agreements with Grantees in such form as the Committee shall, from time to time, approve. Award Agreements shall state the Annual Incentive Target, the performance goals, the percentages of the Annual Incentive Target that may become payable upon achievement of different levels of the performance goals, and the terms and conditions of payment of the Annual Incentive Award. Award Agreements shall be delivered to Grantees on or as soon as administratively practicable after the start of the performance period.

12.7.	Determination of Annual Incentive Awards.

After the completion of each performance period, the Committee shall determine the extent to which the performance goals have been achieved or exceeded. If the minimum threshold established by the Committee for payments under all Annual Incentive Awards is not achieved, if applicable, no Annual Incentive Awards will be payable to Grantees. To the extent performance goals are achieved, the Committee or its delegatee shall approve the extent to which the performance goals applicable to each Grantee have been achieved and shall then determine, in accordance with the prescribed formula, the amount of each Grantee’s Award. Notwithstanding any provision of the Plan to the contrary, the Committee may decrease or eliminate the amount of an Award if, in the Committee’s sole discretion, the Committee believes such adjustment is appropriate.

12.8.	Performance Awards and Code Section 162(m).

If the grant of any Annual Incentive Awards are intended to be Performance Awards that qualify under Code Section 162(m), the Committee shall follow the procedures set forth in Section 13 of the Plan with respect to such Annual Incentive Awards.

13.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

13.1.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 13.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

13.2.	Performance Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.2.

13.2.1.	Performance Goals Generally.

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). Measurement of performance goals may exclude (in the discretion of the Committee) the impact of charges for restructuring, discontinued operations, extraordinary items, other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings), and any other specific unusual or nonrecurring events or objectively determinable category thereof as identified in writing by the Committee, in its sole discretion, in the first 90 days of the performance period. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

13.2.2.	Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income (before or after allocation of corporate overhead and bonuses; net earnings; basic or diluted earnings per share (before or after taxes); net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of, share price; market share; gross profits; earnings (including, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reduction in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins; gross margins or cash margin; year-end cash; debt reductions; shareholder equity; regulatory performance; academic performances; student loan performance; student retention; curriculum and education program improvement; accreditation; no audit finding under Title IV of the Higher Education Act, as amended; implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; and other objective criteria established by the Committee in writing in the first 90 days of the performance period.

13.2.3.	Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

13.2.4.	Settlement of Performance Awards; Other Terms.

Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The maximum amount of each cash-based Performance Award intended to constitute “performance-based compensation” under Code Section 162(m) granted to any Grantee in any twelve (12) month period shall not exceed Five Million Dollars ($5,000,000).

13.3.	Written Determinations.

All determinations by the Committee as to the designation of Covered Employees, establishment of performance goals and extraordinary events described in Section 13.2.1 that are to be excluded when measuring achievement of the performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m), to the extent required by Code Section 162(m). To the extent permitted by Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

13.4.	Status of Section 13.2 Awards under Code Section 162(m).

It is the intent of the Company that Performance Awards under Section 13.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 13.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

14.	OTHER STOCK-BASED AWARDS

14.1.	Grant of Other Stock-based Awards.

Other Stock-based Awards, consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company, including without limitation, the Company’s Incentive Compensation Plan. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

14.2.	Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 14 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

15.	REQUIREMENTS OF LAW

15.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2.	Rule 16b-3.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1.	Changes in Capitalization.

16.1.1.	Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Options and other Stock-based Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4) shall be equitably adjusted by the Company such that the rights of the holders of grants of Options and other Stock-based Awards are neither enlarged nor diminished; provided that any such adjustment shall comply with Section 409A and, in the case of Incentive Stock Options, with Code Section 424. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

16.1.2.	Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a reorganization, merger, exchange or consolidation of the Company or involving the shares of Common Stock (a “Transaction”), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 16.1.2 in connection with a Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Transaction as long as, at the election of the Committee, (x) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Transaction to exercise the Options or SARs (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each share of Stock covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 16.1.2 shall be conclusively presumed to be appropriate for purposes of Section 16.1.1.

16.2.	Definition of Change in Control.

“Change in Control” means:

(1) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 16.2, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition pursuant to a transaction that complies with Sections 16.2(3)(A), (B) and (C) or (v) any acquisition by any of the Principal Stockholders or their Affiliates other than in connection with a going private transaction within the meaning of Rule 13e-3 of the Exchange Act consummated more than 12 months after the completion of the 2012 Option Exchange Program.

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

16.3.	Effect of Change in Control.

The Committee shall determine the effect of a Change in Control upon Awards, and such effect may be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Change in Control, including, but not limited to, accelerated vesting, termination or assumption. The Committee may also provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 16.1 and 16.2.

16.4.	Reorganization Which Does Not Constitute a Change in Control.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

16.5.	Adjustments.

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

17.	NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

18.5.	Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the Pennsylvania Business Corporation Law of 1988, as amended, shall be governed by the Pennsylvania Business Corporation Law of 1988, as amended.

18.9.	Section 409A.

18.9.1.	Short-Term Deferrals.

For each Award intended to comply with the short-term deferral exception provided for under Section 409A, the related Award Agreement shall provide that such Award shall be paid out by the later of (i) the 15th day of the third month following the Grantee’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture.

18.9.2.	Adjustments.

To the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A as a result of any provision of any Award, to the extent permitted by Section 409A, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature and scope of such amendment.

18.10.	Stockholder Approval; Effective Date of Plan.

The Plan shall be effective as of the Effective Date. Any Option that is designated as an Incentive Stock Option shall be a Nonqualified Stock Option if the Plan is not approved by the shareholders of the Company within twelve (12) months after the Effective Date of the Plan. No award that is intended to qualify as performance-based compensation within the meaning of Code Section 162(m) shall be effective unless and until the Plan is approved by the stockholders of the Company.

18.11.	Separation from Service.

The Committee shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

18.12.	Transferability of Awards.

18.12.1.	Transfers in General.

Except as provided in Section 18.12.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

18.12.2.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 18.12.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 18.12.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 18.12.2 or by will or the laws of descent and distribution.

18.13.	Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award under this Plan may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee.

In witness whereof, Education Management Corporation has caused this 2013 Omnibus Incentive Plan to be executed in its name, by its duly authorized officer, effective as of the Effective Date.

EDUCATION MANAGEMENT CORPORATION

By:

Title:

	☐	■

	EDUCATION MANAGEMENT CORPORATION

	Proxy for Annual Meeting of Shareholders on November 8, 2013 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Edward H. West and Mick J. Beekhuizen, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Education Management Corporation, to be held November 8, 2013 at the Grand Hyatt Atlanta, 3300 Peachtree Road NE, Atlanta, Georgia 30305, and at any adjournments or postponements thereof, as follows:

	(Continued and to be signed on the reverse side.)

■	14475	■

ANNUAL MEETING OF SHAREHOLDERS OF

EDUCATION MANAGEMENT CORPORATION

November 8, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Annual Report

are available at https://materials.proxyvote.com/28140M

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

■	21130300000000001000	2	110813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:				2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES

O     Edward H. West

O     Samuel C.Cowley

O     William R. Johnson

O     Adrian M. Jones

O     Jeffrey T. Leeds

O     Lester L. Lyles

O     John R. McKernan, Jr.

O     Leo F. Mullin

O     Brian A. Napack

O     Paul J. Salem

O     Peter O. Wilde

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3. APPROVAL OF AMENDMENTS TO 2012 OMNIBUS LONG-TERM INCENTIVE PLAN.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

ANNUAL MEETING OF SHAREHOLDERS OF

EDUCATION MANAGEMENT CORPORATION

November 8, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	COMPANY NUMBER

Vote online until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report are available at https://materials.proxyvote.com/28140M
i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. i

¢ 21130300000000001000 2	110813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:				2.	RATIFICATION OF APPOINTMENT OF ERNST &	☐	☐	☐
		NOMINEES:			YOUNG LLP AS INDEPENDENT REGISTERED
☐	FOR ALL NOMINEES

O     Edward H. West

O     Samuel C. Cowley

O     William R. Johnson

O     Adrian M. Jones

O     Jeffrey T. Leeds

O     Lester L. Lyles

O     John R. McKernan, Jr.

O     Leo F. Mullin

O     Brian A. Napack

O     Paul J. Salem

O     Peter O. Wilde

					PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)			3.	APPROVAL OF AMENDMENTS TO 2012 OMNIBUS LONG-TERM INCENTIVE PLAN.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

				MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■